                                                                     Exhibit 4.5

                                                                           PTC-6
                                                                         3-24-98

================================================================================

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                           Dated as of March 25, 1998

                                  By And Among

                      PLANET HOLLYWOOD INTERNATIONAL, INC.

                                       and

              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION,
                    individually and as Administrative Agent,
                            THE BANK OF NOVA SCOTIA,
                     individually and as Syndication Agent,

            (with all of the foregoing being referred to as Lenders)

            (with the Administrative Agent and the Syndication Agent
              being further referred to collectively as the Agents)

                    SUNTRUST EQUITABLE SECURITIES CORPORATION
                and THE BANK OF NOVA SCOTIA, as the Co-Arrangers

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I
      DEFINITIONS; CONSTRUCTION...............................................2
      Section 1.1       Definitions...........................................2
      Section 1.2       Accounting Terms and Determination...................22
      Section 1.3       Other Definitional Provisions........................22
      Section 1.4       Exhibits and Schedules...............................22

ARTICLE II
      REVOLVING LOANS; LETTERS OF CREDIT.....................................23
      Section 2.1       Commitment; Use of Proceeds..........................23
      Section 2.2       Notes; Repayment of Principal........................25
      Section 2.3       Voluntary Reduction of Revolving
                         Loan Commitments....................................25
      Section 2.4       Letters of Credit....................................26
      Section 2.5       Manner of Issuance...................................26
      Section 2.6       Drawings Under Letters of Credit.....................26
      Section 2.7       General Provisions as to Letters
                         of Credit...........................................27
      Section 2.8       Participation........................................29

ARTICLE III
       ......................................................................31

ARTICLE IV
      GENERAL LOAN TERMS.....................................................31
      Section 4.1       Funding Notices......................................31
      Section 4.2       Disbursement of Funds................................33
      Section 4.3       Interest.............................................36
      Section 4.4       Interest Periods.....................................37
      Section 4.5       Fees.................................................38
      Section 4.6       Voluntary Prepayments of Borrowings..................39
      Section 4.7       Payments, etc........................................40
      Section 4.8       Interest Rate Not Ascertainable, etc.................43
      Section 4.9       Illegality...........................................43
      Section 4.10      Increased Costs......................................44
      Section 4.11      Lending Offices......................................46
      Section 4.12      Funding Losses.......................................47
      Section 4.13      Assumptions Concerning Funding of
                         LIBOR Advances......................................48
      Section 4.14      Apportionment of Payments............................48
      Section 4.15      Sharing of Payments, Etc.............................48
      Section 4.16      Capital Adequacy.....................................49
      Section 4.17      Benefits to Guarantors...............................49


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      Section 4.18      Limitations on Certain Payment
                         Obligations.........................................49
      Section 4.19      Affected Lenders.....................................50
      Section 4.20      Return of Payments...................................51

ARTICLE V
      CONDITIONS TO BORROWINGS...............................................51
      Section 5.1       Conditions Precedent to Initial Loans................52
      Section 5.2       Conditions to All Loans..............................55

ARTICLE VI
      REPRESENTATIONS AND WARRANTIES.........................................56
      Section 6.1       Organization and Qualification.......................56
      Section 6.2       Corporate Authority..................................56
      Section 6.3       Financial Statements.................................57
      Section 6.4       Tax Returns..........................................57
      Section 6.5       Actions Pending......................................57
      Section 6.6       Representations; No Defaults.........................58
      Section 6.7       Title to Properties; Capitalized Leases..............58
      Section 6.8       Enforceability of Agreement..........................58
      Section 6.9       Consent..............................................59
      Section 6.10      Use of Proceeds; Federal Reserve
                         Regulations.........................................59
      Section 6.11      ERISA................................................59
      Section 6.12      Subsidiaries.........................................60
      Section 6.13      Outstanding Debt.....................................60
      Section 6.14      Conflicting Agreements...............................60
      Section 6.15      Environmental Matters................................61
      Section 6.16      Possession of Franchises, Licenses, Etc..............62
      Section 6.17      Patents, Trademarks, Etc.............................62
      Section 6.18      Governmental Consent.................................63
      Section 6.19      Disclosure...........................................63
      Section 6.20      Insurance Coverage...................................63
      Section 6.21      Labor Matters........................................63
      Section 6.22      Intercompany Loans; Dividends........................64
      Section 6.23      Securities Acts......................................64
      Section 6.24      Investment Company Act; Holding Company..............64
      Section 6.25      Regulation G, Etc....................................64
      Section 6.26      Changes in Financial Condition;
                         Adverse Developments................................64
      Section 6.27      Year 2000............................................65
      Section 6.28      1998 Senior Subordinated Debt Issue..................65
      Section 6.29      Collateral...........................................65

ARTICLE VII
      AFFIRMATIVE COVENANTS..................................................66
      Section 7.1       Corporate Existence, Etc.............................66
      Section 7.2       Compliance with Laws, Etc............................66
      Section 7.3       Payment of Taxes and Claims, Etc.....................66
      Section 7.4       Keeping of Books.....................................66
      Section 7.5       Visitation, Inspection, Etc..........................66
      Section 7.6       Insurance; Maintenance of Properties.................67

      Section 7.7       Reporting Covenants..................................68
      Section 7.8       Financial Covenants..................................72
      Section 7.9       Notices Under Certain Other Indebtedness.............73
      Section 7.10      Additional Guarantors................................74
      Section 7.11      Fiscal Year..........................................74
      Section 7.12      Ownership of Guarantors..............................74
      Section 7.13      Subordination of Intercompany Loans..................75

ARTICLE VIII
      NEGATIVE COVENANTS.....................................................75
      Section 8.1       Liens................................................75
      Section 8.2       Mergers, Acquisitions, Sales, Etc....................76
      Section 8.3       Investments, Loans, Etc..............................77
      Section 8.4       Sale and Leaseback Transactions......................79
      Section 8.5       Transactions with Affiliates.........................79
      Section 8.6       Optional Prepayments.................................80
      Section 8.7       Changes in Business..................................80
      Section 8.8       ERISA................................................80
      Section 8.9       Additional Negative Pledges..........................80
      Section 8.10      Limitation on Payment Restrictions
                         Affecting Consolidated Companies....................81
      Section 8.11      Use of Proceeds......................................81
      Section 8.12      Subsidiary Indebtedness..............................81
      Section 8.13      Dividends............................................81
      Section 8.14      Restrictions on Subordinated Debt....................81

ARTICLE IX
      EVENTS OF DEFAULT......................................................81
      Section 9.1       Payments.............................................81
      Section 9.2       Covenants Without Notice.............................82
      Section 9.3       Other Covenants......................................82
      Section 9.4       Representations......................................82
      Section 9.5       Non-Payments of Other Indebtedness...................82
      Section 9.6       Defaults Under Other Agreements......................82
      Section 9.7       Bankruptcy...........................................83
      Section 9.8       ERISA................................................83
      Section 9.9       Money Judgment.......................................84
      Section 9.10      Ownership of Credit Parties..........................84
      Section 9.11      Change in Control of Borrower........................84
      Section 9.12      Default Under Other Credit Documents.................84
      Section 9.13      Attachments..........................................85
      Section 9.14      Default Under the Lease..............................85
      Section 9.15      First Quarter Consolidated EBIT......................85

ARTICLE X
      THE AGENTS.............................................................85
      Section 10.1      Appointment of Agents................................85
      Section 10.2      Nature of Duties of Administrative Agent.............86
      Section 10.3      Lack of Reliance on the Administrative
                         Agent...............................................86


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

      Section 10.4      Certain Rights of the Administrative
                         Agent...............................................87
      Section 10.5      Reliance by Agents...................................87
      Section 10.6      Indemnification of Agents............................88
      Section 10.7      The Administrative Agent in its
                         Individual Capacity.................................88
      Section 10.8      Holders of Notes.....................................88
      Section 10.9      Successor Administrative Agent.......................89

ARTICLE XI
      MISCELLANEOUS..........................................................89
      Section 11.1      Notices..............................................90
      Section 11.2      Amendments, Etc......................................90
      Section 11.3      No Waiver; Remedies Cumulative.......................91
      Section 11.4      Payment of Expenses, Etc.............................91
      Section 11.5      Right of Setoff......................................93
      Section 11.6      Benefit of Agreement.................................93
      Section 11.7      Governing Law; Submission to
                         Jurisdiction; Waiver of Jury Trial..................96
      Section 11.8      Independent Nature of Lenders' Rights................97
      Section 11.9      Counterparts.........................................97
      Section 11.10     Effectiveness; Survival..............................98
      Section 11.11     Severability.........................................98
      Section 11.12     Independence of Covenants............................98
      Section 11.13     Change in Accounting Principles,
                         Fiscal Year or Tax Laws.............................99
      Section 11.14     Headings Descriptive; Entire Agreement...............99
      Section 11.15     Time is of the Essence...............................99
      Section 11.16     Usury................................................99
      Section 11.17     Construction........................................100
      Section 11.18     European Monetary Union.............................100
      Section 11.19     Amendment and Restatement of Initial
                         Credit Agreement...................................100


                                       iv
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                                    SCHEDULES

Schedule 6.1            Organization and Ownership of Subsidiaries
Schedule 6.4            Tax Filings and Payments
Schedule 6.5            Certain Pending and Threatened Litigation
Schedule 6.7            Capitalized Lease Obligations
Schedule 6.11           Employee Benefit Matters
Schedule 6.13(a)        Outstanding Indebtedness
Schedule 6.13(b)        Defaults Under Existing Indebtedness
Schedule 6.14           Conflicting Agreements
Schedule 6.15(a)        Environmental Compliance
Schedule 6.15(b)        Environmental Notices
Schedule 6.15(c)        Environmental Permits
Schedule 6.15(d)        Equal Employment and Employee Safety
Schedule 6.17           Patent, Trademark, License, and Other
                        Intellectual Property Matters
Schedule 6.21           Labor and Employment Matters
Schedule 6.22           Intercompany Loans
Schedule 7.10           Specific Subsidiaries who are not Guarantors
Schedule 8.1            Existing Liens
Schedule 8.3(c)         Existing Investments

                                    EXHIBITS

Exhibit A               Form of Assignment and Acceptance
Exhibit B               Form of Subsidiary Guaranty Agreement
Exhibit C               Form of Contribution Agreement
Exhibit D               Form of Revolving Credit Note
Exhibit E               Form of Pledge Agreement
Exhibit F               Form of Closing Certificate
Exhibit G               Form of Opinion of Borrower's Counsel
Exhibit H               Form of Joinder to this Agreement
Exhibit I               Form of Supplement to Subsidiary Guaranty
                        Agreement
Exhibit J               Form of Supplement to Contribution Agreement
Exhibit K               Description of Headquarters Real Property
Exhibit L               Form of Security Agreement

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

      THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of March 25, 1998 (the "Agreement") by and among PLANET HOLLYWOOD INTERNATIONAL, INC. ("Borrower"), a Delaware corporation, SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, ("SunTrust") a national banking association, THE BANK OF NOVA SCOTIA ("Scotiabank"), a Canadian chartered bank, (collectively, the "Lenders" and, individually, a "Lender"), and SunTrust as Administrative Agent for the Lenders, Scotiabank as Syndication Agent for the Lenders, and SunTrust and Scotiabank as Agents for the Lenders.

                              W I T N E S S E T H:

      WHEREAS, on or about September 18, 1997, the Borrower and SunTrust, AmSouth Bank, Scotiabank, Banque Paribas, Dai-Ichi Kangyo Bank, Limited, Atlanta Agency, The Fuji Bank and Trust Company, Lloyds Bank PLC, National Westminster Bank PLC, and the Sakura Bank, Limited(the "Initial Lenders") entered into that certain Revolving Credit and Term Loan Agreement (the "Initial Credit Agreement") dated September 18, 1997 providing for the extension to the Borrower of various credit facilities as set forth therein; and

      WHEREAS, on or about October 1, 1997, the Borrower and the Initial Lenders, the Administrative Agent and the Syndication Agent entered into that certain First Amendment to Revolving Credit and Term Loan Agreement, Consent and Waiver (the "First Amendment") which amended the Initial Credit Agreement. Hereafter, the term "Initial Credit Agreement" includes the First Amendment; and

      WHEREAS, the parties have had discussions regarding the restructuring of the credit facilities and the Initial Credit Agreement and wish to amend and restate in its entirety the Initial Credit Agreement as set forth herein. This Agreement will further provide for a restructuring of the Lenders, a restructuring and reduction of the Total Revolving Loan Commitment to the aggregate amount of $65,000,000.00 and the extension of the term of said credit facility, the elimination of the Term Loan Commitment, the ability by the Borrower to incur subordinate debt of $250,000,000.00 and other matters all as set forth herein.

      NOW, THEREFORE, for and in consideration of the mutual covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

      Section 1.1 Definitions. As used in this Agreement, and in any instrument, certificate, document or report delivered pursuant thereto, the following terms shall have the following meanings (to be equally applicable to both the singular and plural forms of the term defined):

            "Administrative Agent" shall mean SunTrust Bank, Central Florida, National Association as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and each successor Administrative Agent.

            "Advance" shall mean any principal amount advanced and remaining outstanding at any time under the Revolving Loans which Advance shall be made or outstanding as a Base Rate Advance, a LIBOR Advance, or a Swing Line Advance.

            "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

            "Agents" shall mean SunTrust Bank, Central Florida, National Association and The Bank of Nova Scotia as agents for the Lenders hereunder and under the other Credit Documents, and each successor Agent.

            "Agreement" shall mean this Amended and Restated Revolving Credit Agreement, either as originally executed or as it may be from time to time supplemented, amended, restated, renewed or extended and in effect.

            "Aladdin Letter of Intent" shall mean that certain Memorandum of Understanding and Letter of Intent dated as of September 2, 1997 between the Borrower and Aladdin Gaming, LLC, as joined in by Aladdin Holdings, LLC, as amended by those two

(2) letters dated October 15, 1997 and October ____, 1997, but not including any further amendments or modifications thereto.

            "Applicable Margin" shall mean 3.00% (i.e. 300 basis points).

            "Asset Value" shall mean, with respect to any property or asset of any Consolidated Company as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, and (ii) the then fair market value of such property or asset as determined in good faith by the board of directors of such Consolidated Company.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit A.

            "Available Foreign Currency" shall mean, individually or collectively, as the context shall require, each of the following currencies, if offered and subject to availability to all Lenders: (i) Japanese Yen, (ii) French Francs, (iii) German Deutsche Marks, (iv) United Kingdom Pounds Sterling,
(v) Spanish Pesetas, (vi) Italian Lira, and (vii) at the option of all Lenders, any other currency which is freely transferrable and convertible into U.S. Dollars; provided, however, no such other currency shall be included as an Available Foreign Currency hereunder unless (A) the Borrower has submitted a written request to the Administrative Agent and Lenders that it be so included and (B) the Administrative Agent and all Lenders have agreed to such request.

            "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss.5101 et seq.).

            "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates):

            with respect to the Revolving Loans the higher of (a) the rate which SunTrust Banks of Florida, Inc., ("SunTrust Banks") announces from time to time as its prime lending rate, as in effect from time to time (the "Prime Rate") or (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged borrowing customers of any subsidiary bank of SunTrust Banks; any subsidiary of SunTrust Banks, including the Administrative Agent, may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Base Rate Advance" shall mean any Loan or Advance made or outstanding hereunder and bearing interest based on the Base Rate.

            "Base Rate Option" shall mean the option of the Borrower to select an interest rate determined by reference to the Base Rate for any applicable Interest Period for any Loan.

            "Borrowing" shall mean the incurrence by Borrower under the Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

            "Business Day" shall mean any day other than Saturday, Sunday and a day on which commercial banks are required or authorized to be closed for business in Orlando, Florida, or the State of New York or London, England; provided, that in the case of an Advance as a LIBOR Loan in U.S. Dollars or a Multicurrency Loan in an Available Foreign Currency, such day is also a day on which dealings between banks are carried on in U.S. Dollar and Available Foreign Currency deposits in the London interbank market.

            "Capitalized Lease Obligations" shall mean all lease obligations which have been or are required to be, in accordance with GAAP, capitalized on the books of the lessee.

            "CERCLA" has the meaning set forth in Section 6.15 of this Agreement.

            "Closing Date" shall mean the date on or before March 31, 1998, on which the initial Loans may be made and the conditions set forth in Section 5.1 are satisfied or waived in accordance with Section 11.2.

            "Co-Arrangers" shall mean SunTrust Equitable Securities Corporation and The Bank of Nova Scotia.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" shall mean, except where otherwise directed by the Administrative Agent, all tangible and intangible assets of the Borrower, including, but not limited to, all Stock Collateral, notes from subsidiaries referenced on Schedule 7.10, and general intangibles such as franchises, trademarks, brands, licenses, patents and other rights necessary for the operation of its business, and the Headquarters Facility. To the extent any general intangibles such as franchises, trademarks, brands, licenses, patents and other rights necessary for the operation of its business on a domestic basis or located in a Subsidiary, then those assets in the Subsidiary will also be included within the term "Collateral" unless otherwise set forth by the Required Lenders.

            "Commitment" shall mean, for any Lender at any time, its Revolving Loan Commitment.

            "Commitment Fee" shall mean the following fee payable by the Borrower to the Administrative Agent for the account of and distribution to each Lender with respect to the Commitments:

            (i) for the period from the Closing through December 31, 1998, the Commitment Fee shall be 0.75% (i.e. 75 basis points), as provided in
      Section 4.5(b); and

            (ii) for the period after December 31, 1998, the Commitment Fee shall be 0.50% (i.e. 50 basis points).

For the purposes of determining the Commitment Fee, Swing Line Advances shall be deemed to be outstanding solely in connection with the Revolving Loan Commitment from the Swing Line Lender only. The Commitment Fee shall be paid as provided in
Section 4.5(b).

            "Consolidated Companies" shall mean, collectively, Borrower and all of its Subsidiaries.

            "Consolidated EBIT" shall mean, for any fiscal period of the Borrower, an amount equal to the sum of its Consolidated Net Income (Loss), plus, to the extent deducted in determining Consolidated Net Income (Loss) (i) Consolidated Interest Expense and (ii) Consolidated Income Tax Expense.

            "Consolidated EBITDA" shall mean an amount equal to the sum of the Consolidated Companies' Consolidated Net Income (Loss), plus, to the extent deducted in determining Consolidated Net Income (Loss), (i) Consolidated Income Tax Expense, (ii)

Consolidated Interest Expense, (iii) depreciation and amortization, and (iv) non-cash charges of $68,200,000.00 which were included in determining the Consolidated Companies' net income for its fiscal year ended December 28, 1997. EBITDA shall be adjusted to include the audited trailing twelve months EBITDA of any acquired entity.

            "Consolidated EBITDAR" shall mean an amount equal to the sum of the Consolidated Companies' Consolidated Net Income (Loss), plus, to the extent deducted in determining Consolidated Net Income (Loss), (i) Consolidated Income Tax Expense (ii) Consolidated Interest Expense, (iii) depreciation and amortization, (iv) Consolidated Rental Expense, and (v) non-cash charges of $68,200,000.00 which were included in determining the Consolidated Companies' net income for its fiscal year ended December 28, 1997, all as determined in accordance with GAAP.

            "Consolidated IR" shall mean, for any fiscal period of the Borrower, an amount equal to the sum of its Consolidated Interest Expense plus Consolidated Rental Expense.

            "Consolidated Interest Expense" shall mean, for any fiscal period of Borrower, total interest expense (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP) of Borrower and its Subsidiaries on a consolidated basis.

            "Consolidated Income Tax Expense" shall mean, for any fiscal period of the Borrower, the aggregate of (i) all taxes based upon or measured by the income of the Borrower and its Subsidiaries on a consolidated basis and (ii) franchise taxes payable by the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

            "Consolidated Net Income (Loss)" shall mean, for any fiscal period of Borrower, the consolidated net income (or loss) of Borrower and its Subsidiaries for such period (taken as a single accounting period); provided that (i) there shall be excluded therefrom (A) any items of gain or loss resulting from the sale of assets other than in the ordinary course of business; and (B) the income (or loss) of any party accrued prior to the date such party becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries, or such party's assets are acquired by the Borrower or any of its Subsidiaries and (ii) there shall be included therein the income (or loss) of any Non-Majority Owned Subsidiary but only to the extent of the interest therein of the Borrower and, further, only to the extent that said income is unrestricted and therefore may be withdrawn at any time by the Borrower in its discretion without any conditions or approvals of any other party.

            "Consolidated Net Worth" shall mean, for any period of determination, the Borrower's consolidated total assets less consolidated total liabilities determined in accordance with GAAP. The calculation of Consolidated Net Worth shall exclude Subordinated Debt.

            "Consolidated Rental Expense" shall mean for any fiscal GAAP period of Borrower, total rental expense and operating lease expense of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

            "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

            "Contribution Agreement" shall mean the Contribution Agreement executed by each of the Guarantors in favor of the Lenders and the Agents, substantially in the form of Exhibit C attached hereto, as the same may be amended, restated or supplemented from time to time.

            "Credit Documents" shall mean, collectively, the Agreement, as amended from time to time, the Notes, the Pledge Agreement, the Security Agreement, and all other Security Documents, the Guaranty Agreements, and all other Guaranty Documents, together with all other documents, agreements, certificates, schedules, notes, statements and opinions, however described, referenced herein or delivered pursuant hereto or in connection with or arising out of the Loans or the transactions contemplated by this Agreement.

            "Credit Parties" shall mean, collectively, each of Borrower, the Guarantors, and every other Person who from time to time executes a Credit Document with respect to all or any portion of the Obligations.

            "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

            "Default Rate" shall mean the higher of (i) Base Rate plus two percent (2%), or (ii) the interest rate otherwise applicable to said amount outstanding plus two percent (2%), but in no event shall such interest rate exceed the highest lawful rate.

            "Dollar" and the sign "$" shall mean lawful money of the United States of America.

            "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank, (ii) any Lender or any Affiliate of any Lender and (iii) any other financial institution approved in writing by the Administrative Agent and the Borrower.

            "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, and having the force of laws, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, including, without limitation, those imposing liability or standards of conduct concerning (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous materials, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and
(iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss.7401 et seq.),
(ii) the Clean Water Act (33 U.S.C. ss.1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.) and (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss.9601 et seq.).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

            "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

            "Event of Default" shall have the meaning set forth in Article .

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

            "Executive Officer" shall mean with respect to any Person (other than a Guarantor), the President, Vice Presidents, Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties, and with respect to a Guarantor, the President, Chief Financial Officer or Treasurer and any Person holding comparable offices or duties.

            "Extension of Credit" shall mean the making of a Loan or the conversion of a Loan of one Type into a Loan of another Type.

            "Facility" or "Facilities" shall mean the Revolving Loan Commitments and Revolving Loans and/or the Letters of Credit, as the context may indicate.

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

            "Fee Letters" shall mean that (i) certain administrative agent fee letter dated March 20, 1998, entered into by and among SunTrust Equitable Securities Corporation, the Administrative Agent and the Borrower and, and (ii) certain underwriting fee letter dated March 20, 1998 entered into by and among SunTrust Equitable Securities Corporation, the Administrative Agent, the Syndication Agent and the Borrower.

            "Fixed Charge Coverage Ratio" shall mean, as at the end of any fiscal period of the Borrower, the ratio of (A) Consolidated EBITDAR less maintenance capital expenditures in an amount equal to at least $15,000,000.00 or actual maintenance capital expenditures, whichever is greater to (B) Consolidated IR.

            "Foreign Currency Business Day" shall mean any Business Day, excluding a day on which trading is not carried on by banks in deposits of the applicable Available Foreign Currency in the applicable interbank market for such Available Foreign Currency.

            "Foreign Currency Rate" shall mean the offered rate for deposits in the applicable Available Foreign Currency for a one, two or three month period with respect to any Multicurrency Loan as quoted on the Telerate System subscribed to by the Administrative Agent, and which appears on Telerate Page 3750 of the Telerate System Incorporated Service for German Deutsche Marks, Japanese Yen and United Kingdom Pounds Sterling, and Telerate Page 3740 of the Telerate System Incorporated Service for Italian Lira, French Francs and Spanish Pesetas (or such other page of the Telerate System on which any applicable Available Foreign Currency then appears), as of 11:00 a.m., London time, two (2) Business Days prior to the beginning of the applicable Interest Period. If the one, two or three month Foreign Currency Rate pertaining to an Available Foreign Currency is unavailable on the Telerate System, then such rate shall be determined by and based on any other interest rate reporting service of generally recognized standing designated by the Administrative Agent to the Borrower. The Foreign Currency Rate may be adjusted by the Administrative Agent for any applicable reserve requirements or withholding taxes.

            "Foreign Subsidiary" shall mean a Subsidiary not organized under the laws of any of the fifty (50) states of the United States of America or the District of Columbia or the U.S. Virgin Islands or Puerto Rico, or that is operating entirely outside of the United States.

            "Funded Debt" shall mean, without duplication, all indebtedness for money borrowed, purchase money mortgages, capitalized leases, outstandings under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, and any Guaranteed Indebtedness including any current maturities of such indebtedness, which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendable at the option of the obligor to a date beyond one year from such date. The calculation of Funded Debt shall include all Funded Debt of the Borrower and its subsidiaries, plus all Funded Debt of other entities or persons, other than subsidiaries, which has been guaranteed by the Borrower or any subsidiary or which is supported by a letter of credit issued for the account of the Borrower or any subsidiary, except the guaranties to be executed by the Borrower in connection with the Lease. Funded Debt shall also include the redemption amount with respect to any stock of the Borrower or its Subsidiaries required to be redeemed within the next twelve months. Funded Debt shall however exclude all Non-Recourse Debt.

            "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

            "Guarantors" shall mean each and all of the Borrower's Material Subsidiaries other than (i)Foreign Subsidiaries, and (ii) those Subsidiaries identified in Schedule 7.10.

            "Guaranty Agreements" shall mean, collectively, the Subsidiary Guaranty Agreement executed by each of the Guarantors in favor of the Lenders and the Agents, substantially in the form of Exhibit B attached hereto as the same may be amended, restated or supplemented from time to time, and the Contribution Agreement executed by each of the Guarantors, substantially in the form of Exhibit C, as the same may be amended, restated or supplemented from time to time.

            "Guaranty Documents" shall mean, collectively, the Guaranty Agreements, and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, as the same may be amended, restated, or supplemented from time to time, and the Contribution Agreements executed by each of the Guarantors, as the same may be amended, restated or supplemented from time to time.

            "Hazardous Substances" has the meaning assigned to that term in CERCLA.

            "Headquarters Facility" shall mean the approximately 106,000 square foot corporate headquarters building and the approximately 80,000 square foot warehouse building located on the Headquarters Real Property.

            "Headquarters Real Property" shall mean the real property located in Orange County, Florida, and more particularly described in Exhibit K attached hereto.

            "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranteed Indebtedness of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof.

            "Intercompany Loans" shall mean, collectively, (i) the loans or advances more particularly described on Schedule 6.22, (ii) those loans, advances or other extensions of credit made by the Borrower or any Guarantor to another Guarantor and (iii) those loans, advances or other extensions of credit made by any Consolidated Company to another Consolidated Company as may be approved in writing by the Administrative Agent and the Required Lenders.

            "Interest Period" shall mean the period selected by the Borrower from time to time and which shall be (i) with respect to LIBOR Advances, 1, 2, 3 or 6 months, and (ii) with respect to Multicurrency Loans, 1, 2 or 3 months; provided, that (a) the first day of an Interest Period must be a Business Day,
(b) any Interest Period that would otherwise end on a day that is not a Business Day for LIBOR Loans shall be extended to the next succeeding Business Day for LIBOR Loans, unless such Business Day falls in the next calendar month, in which case the Interest Period shall end on the next preceding Business Day for LIBOR Loans, and (c) Borrower may not elect an Interest Period which would extend beyond the Maturity Date.

            "Investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

            "Lease" shall mean the lease to be entered into by and between Atlantic Financial Group, Ltd., as the lessor, and the Borrower, as the lessee, with respect to the New York Restaurant.

            "Lender" or "Lenders" shall mean SunTrust, Scotiabank, and the other banks and lending institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 11.6.

            "Lending Office" shall mean for each Lender the office such Lender may designate in writing from time to time to Borrower and the Administrative Agent with respect to each Type of Loan.

            "Letter of Credit" means a Standby Letter of Credit.

            "Letter of Credit Application" means an application to the Agent for the issuance of a Letter of Credit in form and substance satisfactory to the Administrative Agent.

            "Letter of Credit Fees" shall mean the fees payable by the Borrower with respect to each Letter of Credit issued hereunder, in the amounts and at the times as set forth in Section 4.5(c) and (d).

            "Letter of Credit Obligation" means, in respect of each Letter of Credit, the undrawn face amount of such Letter of Credit, plus the aggregate amount of all unreimbursed draws in respect of such Letter of Credit.

            "Letter of Credit Obligations" means the sum of all Letter of Credit Obligations.

            "LIBOR" shall mean, for any Interest Period, the offered rates for deposits in U.S. Dollars for a period comparable to the Interest Period appearing on the Telerate System subscribed to by the Administrative Agent, and which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two (2) Business Days prior to the first day of the Interest Period. If at least two such rates appear on Telerate Page 3750, the rate for that Interest Period will be the arithmetic mean of such rates, rounded, if necessary, to the next higher 1/16 of 1.0%; and in either case as such rates may be adjusted for any applicable reserve requirements. If the foregoing rate is unavailable from the Telerate System for any reason, then such rate shall be determined by the Administrative Agent from any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to Borrower and the Lenders; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

            "LIBOR Advance" shall mean an Advance made or outstanding as a Revolving Loan and bearing interest based on LIBOR.

            "LIBOR Loan" shall mean any Loan hereunder which bears interest at a rate based on LIBOR plus the Applicable Margin.

            "LIBOR Option" shall mean the option of the Borrower to select an interest rate determined by reference to LIBOR for any applicable Interest Period for any Loan.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or description and shall include, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any capitalized lease in the nature thereof including any lease or similar arrangement with a public authority executed in connection with the issuance of industrial development revenue bonds or pollution control revenue bonds, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

            "Loans" shall mean, collectively, the Revolving Loans .

            "Material Subsidiary" shall mean (i) each Credit Party other than Borrower and (ii) each other Subsidiary of Borrower, now existing or hereafter established or acquired, that at any time prior to the Final Maturity Date, either has or acquires total assets having a book value equal to or greater than five percent (5%) of the book value of the total assets of the Consolidated Companies or that accounted for or produced more than 5% of the Consolidated EBITDAR during any of the most recently completed immediately preceding four quarterly periods of the Borrower.

            "Materially Adverse Effect" shall mean a material adverse effect upon, or a material adverse change in, any of the (i) business, results of operations, properties, or financial condition or prospects of the Consolidated Companies taken as a whole, (ii) legality, validity, binding effect or enforceability of any Credit Document, or (iii) ability of the Credit Parties to perform their obligations under the Credit Documents.

            "Maturity Date" shall mean the earlier of (i) March 25, 2000, provided, however, at either March 25, 1999 (i.e. the first anniversary date) or March 25, 2000 (i.e. the second anniversary date), but not both, the Maturity Date may be extended to March 25, 2001 at the Borrower's option provided that the Fixed Charge Coverage Ratio as of the end of the then most recent fiscal year of the Borrower, as the case may be, was no less than 2.50 to 1.00, or (ii) the occurrence of an Event of Default; or such later date as may be approved by the Agents and the Lenders, in their sole discretion.

            "Maximum Letter of Credit Amount" shall mean $10,000,000.00.

            "Maximum Multicurrency Loan Amount" shall mean the U.S. Dollar Equivalent of $25,000,000.00.

            "Maximum Swing Line Amount" shall mean $5,000,000.00.

            "Moody's" shall mean Moody's Investors Service, Inc. and its successors and assigns.

            "Mortgage" shall mean the mortgage granted on the Headquarters Facility to secure the Obligations.

            "Multicurrency Loans" shall mean Revolving Loans made in an Available Foreign Currency and bearing interest at the Foreign Currency Rate plus the Applicable Margin.

            "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

            "New York Restaurant" shall mean a restaurant site in New York City at the corner of Broadway and 47th Street in Times Square, consisting of a condominium on the ground floor of a hotel building.

            "Non-Majority Owned Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, limited liability companies and associations) regardless of its jurisdiction of organization or formation, for which such Person, either directly or indirectly through one or more Subsidiaries, owns voting stock or other ownership interests but such voting stock or other ownership interest does not constitute a majority of the total combined voting power of all classes of voting stock or other ownership interests.

            "Non-Recourse Debt" shall mean the debt incurred by Aladdin Gaming in an amount not to exceed $200,000,000.00 and which debt is on a non-recourse basis and for which none of the Consolidated Companies have any liability provided, however any liability arising by virtue of the Aladdin Letter of Intent shall, for the purposes of this definition only, be on a non-recourse basis and shall not be deemed to be a liability for any Consolidated Company.

            "Note" or "Notes" shall mean, individually, or collectively, as the context may require, any of the Revolving Credit Notes, either as originally executed or as the same may be from time to time supplemented, modified, amended, renewed, extended or replaced.

            "Notice of Borrowing" shall have the meaning provided in Section
4.1.

            "Notice of Conversion/Continuation" shall have the meaning provided in Section 4.1.

            "Obligations" shall mean all amounts owing to the Agents or any Lender pursuant to the terms of this Agreement or any other Credit Document, including without limitation, all Loans (including all principal and interest payments due thereunder), interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements, fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

            "Payment Office" shall mean the office of the Administrative Agent located at 200 S. Orange Avenue, Orlando, Florida; or such other location as may be designated by the Administrative Agent from time to time in writing.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor thereto.

            "Permitted Encumbrances" shall mean those encumbrances and other matters described and set forth in Section 8.1 below.

            "Person" shall mean and shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated association, a government or any department or agency thereof and any other entity whatsoever.

            "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Borrower or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

            (i) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract, arrangement or practice;

            (ii) ERISA Plans - any "employee benefit plan" (as defined in
      Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits;

            (iii) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

            "Pledge Agreement" shall mean a Pledge Agreement substantially in the form of Exhibit "E" attached hereto.

            "Pro Rata Share" shall mean, with respect to the Commitment of each Lender, each Letter of Credit and each Loan to be made by and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender, the percentage designated as such Lender's Pro Rata Share of such Commitment, such Loans, Letter of Credit or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

            "Required Lenders" shall mean, at any time, all of (i) Lenders holding at least sixty-six and two-thirds percent (662/3%) of the then aggregate amount of the Commitments, (ii) the Administrative Agent, and (iii) the Syndication Agent, provided, however, the interest of the Administrative Agent and the Syndication Agent shall be included for the purpose of determining the aggregate amount of the Commitments for the Lenders under clause (i) herein.

            "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit D, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or replaced.

            "Revolving Loans" shall mean, collectively, the revolving credit loans made to Borrower by the Lenders pursuant to Section 2.1, including Multicurrency Loans and Swing Line Loans. Revolving Loans shall include both Revolving Loans A and Revolving Loans B.

            "Revolving Loans A" shall mean, collectively, the revolving credit loans made to the Borrower by the Lenders pursuant to Section 2.1, including multicurrency loans and swing line loans, up to the aggregate principal amount of $100,000.00.

            "Revolving Loans B" shall mean, collectively, the revolving credit loans made to the Borrower by the Lenders pursuant to Section 2.1, including multicurrency loans and swing line loans, up to the aggregate amount of $64,900,000.00.

            "Revolving Loan Commitment" shall mean, at any time for any Lender, the amount of such commitment set forth under such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.3, any assignment thereof pursuant to Section 11.6, or any amendment thereof pursuant to Section 11.2, which amount shall include such Lender's Revolving Loans.

            "S & P" shall mean the Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, and its successors and assigns.

            "Security Agreement" shall mean a Security Agreement substantially in the form of Exhibit "L" attached hereto.

            "Security Documents" shall mean the Mortgage, Pledge Agreement, Security Agreement, financing statements and such other documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and its counsel, so as to grant to the Lenders as security for the Obligations a first mortgage, security interest, or other lien, as the case may be, in and to the Collateral, subject only to the Permitted Encumbrances.

            "Security Interest" shall mean the mortgage, security interest or other form of encumbrance granted and to be granted in the Collateral to the Lenders as security for the Obligations.

            "Senior Funded Debt" shall mean all Funded Debt other than Subordinated Debt. Senior Funded Debt shall also include the redemption amount with respect to any redeemable preferred stock of the Borrower or its subsidiaries required to be redeemed within the next twelve months.

            "Spot Rate" for an Available Foreign Currency shall mean the rate quoted to the Administrative Agent as the Spot Rate for the purchase of such currency with another currency through the Administrative Agent's foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date when foreign exchange settlement between the two currencies would normally occur.

            "Standby Letter of Credit" means any letter of credit having terms described in Section 2.4 and issued in response to a Letter of Credit Application.

            "Standby Letter of Credit Obligation" shall mean the sum of the undrawn face amount of each Standby Letter of Credit plus the aggregate amount of all drawings not paid pursuant to Section 2.6(b) in respect of each Standby Letter of Credit.

            "Stock Collateral" shall mean all the outstanding shares of capital stock in each Guarantor owned by the Borrower or any Subsidiary.

            "Subordinated Debt" shall mean Indebtedness of Borrower and its Subsidiaries which is expressly subordinated to all obligations of Borrower and its Subsidiaries or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreements on terms and conditions satisfactory in all respects to the Agents and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Agents and Required Lenders. The term "Subordinated Debt" includes the 1998 Subordinated Debt.

            "1998 Senior Subordinated Debt" shall mean the Subordinated Debt in the aggregate amount of $250,000,000.00 and which constitutes the 1998 Subordinated Debt Issue. In the 1998 Senior Subordinated Loan Agreement, said Debt is denominated as the 12% Series A Senior Subordinated Notes due 2005 and the 12% Series B Senior Subordinated Notes due 2005.

            "1998 Senior Subordinated Debt Issue" shall mean that certain issuance of Subordinated Debt by the Borrower during the month of March, 1998 in the amount not less than $250,000,000.00.

            "1998 Senior Subordinated Loan Agreement" shall mean that certain Indenture dated as of March 25, 1998 between the Borrower and United States Trust Company of New York, as the Trustee, providing for issuance of the 1998 Senior Subordinated Debt.

            "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, limited liability companies and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

            "Swing Line Advance" shall mean any Loan or Advance made or outstanding hereunder made as a Swing Line Loan and bearing interest based on the Swing Line Rate.

            "Swing Line Commitment" shall mean the amount of such commitment set forth under the Administrative Agent's name on the signature page hereof, as the same may be increased or decreased from time to time as a result of any amendment thereof pursuant to Section 11.2.

            "Swing Line Lender" shall mean the Administrative Agent subject, however, to the provisions of Section 2.1(i) below, in which event, the term "Swing Line Lender" shall mean all the Lenders.

            "Swing Line Loan" shall mean those Revolving Loans which are extended by the Swing Line Lender under the provisions of Section 2.1(i) below.

            "Swing Line Rate" shall mean the absolute rate of interest offered by the Swing Line Lender applicable to Swing Line Advances.

            "Swing Line Loans" shall mean the revolving credit loans made to the Borrower by the Administrative Agent pursuant to Section 2.1(i).

            "Syndicate Revolving Loan" shall mean, collectively, the Revolving Loans made to Borrower hereunder.

            "Syndication Agent" shall mean The Bank of Nova Scotia as Syndication Agent for the Lenders hereunder and under the other Credit Documents.

            "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

            "Telerate" shall mean, when used in connection with any designated page and LIBOR or Foreign Currency Rate, the pages so designated on the Telerate System Incorporated Service for British Bankers Association LIBOR Rates for U.S. Dollars or the applicable Available Foreign Currency (or such other page as may replace that page on that service for the purpose of displaying the rates at which U.S. Dollars or the applicable Available Foreign Currency are offered by leading banks in the London interbank deposit market).

            "Total Commitment" shall mean for any Lender at any time, such Lender's Revolving Loan Commitment and "Total Commitments" shall mean for all Lenders at any time, the sum of the Total Commitments of all Lenders as such Total Commitments may be reduced by voluntary reduction, prepayment or nonrenewal of a Lender's Commitment as provided herein.

            "Total Funded Debt" shall mean the sum of (i) Senior Funded Debt and
(ii) Subordinated Debt.

            "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of all the Lenders in the aggregate amount of $65,000,000.00, as reduced from time to time as provided herein.

            "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, LIBOR Advances or Swing Line Advances.

            "U.S. Dollar Equivalent" shall mean the equivalent in U.S. Dollars of any Multicurrency Loan made in an Available Foreign Currency converted using
(i) the Spot Rate determined by the Administrative Agent on the date of the fixing of the Foreign Currency Rate or (ii) with respect to Section 2.2(c), the Spot Rate on the last Business Day of the calendar quarter.

            "Wholly Owned Subsidiary" shall mean any Subsidiary, all the stock or ownership interest of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by Borrower either directly or indirectly.

      Section 1.2 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP.

      Section 1.3 Other Definitional Provisions.

      (a) Except as otherwise specified herein, references herein to any agreement or contract defined or referred to herein shall be deemed a reference to any such agreement or contract (and in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

      (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

      (c) The singular pronoun, when used in this Agreement, shall include the plural and neuter shall include the masculine and the feminine.

      (d) All terms defined in this Agreement shall have the defined meanings when used in any Note or, except as otherwise expressly stated herein, any certificate, opinion, or other document delivered pursuant hereto.

      Section 1.4 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                                   ARTICLE II

                       REVOLVING LOANS; LETTERS OF CREDIT

      Section 2.1 Commitment; Use of Proceeds.

            (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees from time to time on and after the Closing Date, but prior to the Maturity Date, (i) to make the Revolving Loans as provided in this Section 2.1, (ii) to purchase participations in Standby Letters of Credit issued by the Administrative Agent for the account of the Borrower as provided in Section 2.8, and (iii) to purchase participations in the Swing Line Loans made by the Administrative Agent as provided in Section 2.1(i). Borrower shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof.

            (b) The sum of (i) the aggregate unpaid principal amount of any Lender's Revolving Loans outstanding, plus (ii) the aggregate amount of such Lender's participations in Letter of Credit Obligations, shall not exceed at any time such Lender's Revolving Loan Commitment.

            (c) The sum of (i) the aggregate unpaid principal amount of all Revolving Loans, plus (ii) the aggregate amount of all Standby Letter of Credit Obligations, shall not exceed at any time the Total Revolving Loan Commitment.

            (d) The aggregate amount of all Standby Letter of Credit Obligations shall not exceed at any time the Maximum Letter of Credit Amount.

            (e) The aggregate U.S. Dollar Equivalent amount of all Multicurrency Loans shall not exceed at any time the Maximum Multicurrency Loan Amount.

            (f) The aggregate amount of all Swing Loans shall not exceed at any time the Maximum Swing Line Loan Amount.

            (g) Subject to Subsection (i) below, each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Syndicate Revolving Loans (as Base Rate Advances or LIBOR Advances). The aggregate principal amount of each Borrowing of Syndicate Revolving Loans comprised of LIBOR Advances or Multicurrency Loans shall be not less than $2,000,000 or a greater integral multiple of $500,000 (Multicurrency Loans shall be in an Available Foreign Currency of which the U.S. Dollar Equivalent is equal to not less than such amount(s)) and the aggregate principal amount of each Borrowing of Syndicated Revolving Loans comprised of Base Rate Advances shall be not less than $1,000,000.00 or a greater integral multiple of $100,000.00 and the aggregate principal amount of each Borrowing of Swing Line Loans shall be no less than $500,000.00 or a greater integral multiple of $100,000.00. At no time shall the number of Borrowings of Syndicate Revolving Loans comprised of LIBOR Advances, outstanding under this Article exceed eight (8); provided that, for the purpose of determining the minimum amount for Borrowings resulting from conversions or continuations, all Borrowings of Base Rate Advances under this Facility shall be considered as one Borrowing. At no time shall the number of Multicurrency Loans outstanding under this Article II exceed six (6). The parties hereto agree that (i) the aggregate principal balance of the Revolving Loans of the Lenders as a group shall not exceed the sum of the Revolving Loan Commitments for each Lender and (ii) no Lender shall be obligated to make Syndicate Revolving Loans in excess of the Revolving Loan Commitment of such Lender.

            (h) The proceeds of Revolving Loans shall be used for the following purposes:

                  (i) For working capital and for other general corporate
            purposes, including acquisitions and capital expenditures of the Consolidated Companies;

                  (ii) To pay all transaction fees and expenses incurred in
            connection with this financing including costs and expenses, including attorneys' fees of the Lenders, and, with the written consent of the Administrative Agent, costs and expenses, including attorneys' fees, of the Borrower; and

                  (iii) To pay other fees to the Administrative Agent or Lenders from time to time under this Agreement including Commitment Fees, Letter of Credit Fees and any other administrative fees due the Administrative Agent.

            (i) Subject to the further provisions of this Subsection, the Swing Loans shall be made solely by the Administrative Agent. Upon the occurrence of an Event of Default, each Lender shall purchase from the Administrative Agent its Pro-Rata Share of the outstanding Swing Line Loans. The Swing Line Lender shall not be required to extend any Swing Line Loans to the extent, and the amount outstanding on Swing Line Loans shall be reduced, to the extent that the sum of the Swing Line Loans requested or made and the amount of Revolving Loans extended by the Swing Line Lender exceed in the aggregate the Swing Line Lender's Revolving Loan Commitment.

      Section 2.2 Notes; Repayment of Principal.

            (a) Borrower's obligations to pay the principal of, and interest on, the Syndicate Revolving Loans to each Lender shall be evidenced by the records of the Administrative Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignee of such Lender) completed in conformity with this Agreement.

            (b) All outstanding principal amounts under the Revolving Loans shall be due and payable in full on the Maturity Date provided, however, in connection with the Swing Line Advance, each Swing Line Advance shall be due and payable in full one (1) Business Day after said Advance has been made.

            (c) If the aggregate U.S. Dollar Equivalent of Borrowings outstanding under this Article II consisting of Multicurrency Loans exceeds the Maximum Multicurrency Amount by more than ten percent (10%) for any reason, including fluctuations in the value of the Available Foreign Currency in which such Loans were made, the Borrower shall, within three (3) Business Days of demand therefor by the Administrative Agent, make a payment to the Administrative Agent of principal on the Multicurrency Loans sufficient to bring the aggregate outstanding balance of all Multicurrency Loans down to an amount which does not exceed the Maximum Multicurrency Amount.

      Section 2.3 Voluntary Reduction of Revolving Loan Commitments. Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Administrative Agent, Borrower shall have the right, without premium or penalty, to terminate the Revolving Loan Commitments, in part or in whole, provided that (i) any such termination shall apply to reduce proportionately and permanently the Revolving Loan Commitments of each of the Lenders, (ii) any partial termination pursuant to this Section 2.3 shall be in an amount of at least $5,000,000 and integral multiples of $1,000,000, and (iii) no such reduction shall be permitted if prohibited or without payment of all costs required to be paid hereunder with respect to a prepayment. If the aggregate outstanding amount of the Revolving Loans exceeds the amount of the Revolving Loan Commitments as so reduced, Borrower shall immediately repay the Revolving Loans for the ratable account of the Lenders by an amount equal to such excess, together with all accrued but unpaid interest on such excess amount and any amounts due under Section 4.12 hereof.

      Section 2.4 Letters of Credit. Upon the terms and subject to the conditions of this Agreement, from the Closing Date to but excluding the Maturity Date, the Administrative Agent shall issue Standby Letters of Credit for the account of the Borrower or the joint account of the Borrower and any Guarantor, and each Lender shall thereupon be deemed to have purchased a participation in each such Letter of Credit as provided in Section 2.8. Each Standby Letter of Credit shall (i) have an expiration date not later than the earlier of (A) 365 days after the date of issuance of such Letter of Credit (which may include any provision providing for the automatic extension of the term of such Letter of Credit for an additional period of time beyond 365 days after the date of issuance), or (B) the Maturity Date, and (ii) be used for any corporate purpose allowed under this Agreement including, without limitation, to secure any surety bond or any self-insurance program of the Borrower.

      Section 2.5 Manner of Issuance. The Borrower shall forward a Letter of Credit Application in the appropriate form to the Administrative Agent at the address specified on the Letter of Credit Application prior to noon (Orlando, Florida time) at least two Business Days before the requested date of issuance of a Letter of Credit. The Administrative Agent shall provide to each Lender within ten (10) Business Days of its issuance a copy of each Letter of Credit issued hereunder and shall give each Lender a written (which may be by telecopier) report of all Letters of Credit outstanding hereunder on a monthly basis. In the event there is a conflict between any provision in the Letter of Credit Application and this Agreement, the terms and provisions of this Agreement will prevail.

      Section 2.6 Drawings Under Letters of Credit.

            (a) Upon receipt by the Administrative Agent of any draft upon, or other notice of drawing under, a Letter of Credit, the Administrative Agent shall promptly give the Borrower written or telephone notice of the amount of such draft, of the Letter of Credit against which it is drawn and of the date upon which the Administrative Agent proposes to honor such draft.

            (b) Subject to the following sentence, the Borrower shall pay to the Administrative Agent for the ratable account of the Lenders the amount of each drawing under a Letter of Credit on the date of such drawing. Subject to the requirement contained in Section 2.1, the Borrower may elect to repay the amount of such drawing with the proceeds of a Revolving Loan by delivering a Notice of Borrowing complying with Section 4.1 hereof.

            (c) The amount of any drawing under a Letter of Credit that is not paid on the date of drawing pursuant to subsection (b) of this Section 2.6 shall bear interest, payable on demand, from the date of such drawing until paid, at a rate per annum equal to the Default Rate.

            (d) The Borrower agrees that it shall be indebted to each Lender in an amount equal to the amount of each drawing paid by the Administrative Agent for the account of such Lender in accordance with the provisions of this Section 2.6.

      Section 2.7 General Provisions as to Letters of Credit.

            (a) Limitation on Administrative Agent's Duty to Issue. The Administrative Agent shall have no obligation to issue any Letter of Credit if (i) the aggregate undrawn face amount of Letters of Credit outstanding, after giving effect to the issuance of such Letter of Credit, would exceed any limit imposed on the Administrative Agent or any Lender by, or if the issuance of such Letter of Credit would otherwise cause a violation of, applicable law or any regulatory directive, interpretation or request, to which the Administrative Agent or such Lender is subject; or (ii) such issuance would cause the Maximum Letter of Credit Amount to be exceeded; or (iii) the issuance thereof would exceed the limits provided in Section 2.1 above.

            (b) Borrower's Obligations Absolute. The obligation of the Borrower to reimburse the Administrative Agent for the account of the Lenders, for each drawing under a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or right which the Borrower may have at any time against a beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, the Lenders or any other Person, whether in connection with this Agreement, or any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient (unless, in each case, manifestly so) in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the
            performance or observance of any of the terms of this Agreement or the other Credit Documents;

                  (v) any failure of the Administrative Agent to provide notice to the Borrower of any drawing under any Letter of Credit; or

                  (vi) the occurrence or continuance of any Default.

            (c) Limitation of Liability With Respect to Letters of Credit. As among the Borrower, any Guarantors, the Lenders, and the Administrative Agent, the Borrower and the Guarantors assume all risks of the acts and omissions of, or misuse of any Letter of Credit by the beneficiaries of such Letter of Credit. Without limiting the foregoing, neither the Administrative Agent nor the Lenders shall be responsible for:

                  (i) subject to clause (c)(iii), the form, validity,
            sufficiency, accuracy, genuineness or legal effect of any draft, demand, application or other documents submitted by any party in connection with any Letter of Credit (but not including the Letter of Credit itself), even if such document should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) the validity, genuineness or sufficiency of any
            instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part which may prove to be invalid or ineffective for any reason;

                  (iii) failure of the beneficiary of a Letter of Credit to
            comply fully with the conditions required in order to draw upon such Letter of

            Credit to the extent that the documents presented in connection with a drawing manifestly comply with the terms of the Letter of Credit;

                  (iv) errors, omissions, interruptions or delays in
            transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (v) errors in interpretations of technical terms;

                  (vi) any loss or delay in the transmission or otherwise of any document required to make a drawing under any Letter of Credit or with respect to the proceeds thereof;

                  (vii) the misapplication by the beneficiary of a Letter of
            Credit or of the proceeds of any drawing under such Letter of Credit; or

                  (viii) any consequences arising from causes beyond the control of the Administrative Agent or the Lenders, including, without limitation, any act or omission, rightfully or wrongfully of any present or future governmental authority.

None of the above circumstances shall affect, impair or prevent the vesting of any of the Administrative Agent's and the Lenders' rights or powers under this Section.

      Section 2.8 Participation.

            (a) Simultaneously with the issuance by the Administrative Agent of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto, equal to such Lender's Pro Rata Share of such Letter of Credit.

            (b) Each Lender hereby agrees that it shall pay to the Administrative Agent, prior to 11:00 a.m. (local time for the Administrative Agent) on the date of each Letter of Credit drawing such Lender's Pro Rata Share of such Letter of Credit drawing; provided, that if the Borrower should pay in full or in part any Letter of Credit drawing on the date thereof with the proceeds of a Revolving Loan, the obligation of each Lender to pay to the Administrative Agent pursuant to this Section with respect to such drawing shall be reduced by an amount equal to such Lender's Pro Rata Share of such payment by the Borrower that is received by the Administrative Agent. Amounts paid in excess of the net amount so owed shall promptly be refunded by the Administrative Agent to such Lender.

            (c) The obligation of each Lender to pay to the Administrative Agent its Pro Rata Share of each Letter of Credit drawing, or of the amount thereof not repaid by the Borrower as described above, shall be irrevocable, unconditional, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against the other, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transactions;

                  (iii) any draft or any other document presented under this
            Agreement proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the
            performance or observance of any of the terms of this Agreement; or

                  (v) the occurrence or continuance of any Default.

            (d) If any Lender shall fail to pay the amount of its participation in a Letter of Credit drawing on the date such amount is due in accordance with subparagraph (b) above, the Administrative Agent shall be deemed to have advanced funds on behalf of such Lender. Each such advance shall be secured by such Lender's participation interest, and the Administrative Agent shall be subrogated to such Lender's rights hereunder in respect thereof. Such advance may be repaid by application by the Administrative Agent of any payment which such Lender is otherwise entitled to receive under this Agreement. Any amount not paid by such Lender to the Administrative Agent hereunder shall bear interest for each day from the day such payment was due until such payment shall be paid in full at a rate per annum equal to the highest rate then payable by the Borrower under this Agreement.

                                   ARTICLE III

This Article is not applicable.

                                   ARTICLE IV

                               GENERAL LOAN TERMS

      Section 4.1 Funding Notices.

            (a) Whenever Borrower desires to make a Borrowing with respect to the Syndicate Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 4.1(c) or a Multicurrency Loan, it shall give the Administrative Agent at its Payment Office prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior to (i) 11:00 a.m. (local time for the Administrative Agent) the same Business Day of the requested date of such Borrowing in the case of Revolving Loans comprised of Swing Line Advances, (ii) 11:00 a.m. (local time for the Administrative Agent) one (1) Business Day prior to the requested date of such Borrowing in the case of Base Rate Advances, and (iii) 11:00 a.m. (local time for the Administrative Agent) three (3) Business Days prior to the requested date of such Borrowing in the case of LIBOR Advances. Notices received after the above times shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), whether the Borrowing is to consist of Base Rate Advances, LIBOR Advances, or Swing Line Advances and (in the case of LIBOR Advances) the Interest Period to be applicable thereto.

            (b) Whenever Borrower desires to make a Borrowing consisting of one or more Multicurrency Loans, it shall give the Administrative Agent at its Payment Office prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Multicurrency Loan"), such Notice of Multicurrency Loan to be given prior to 11:00 a.m. (local time for the Administrative Agent) four (4) Foreign Currency Business Days prior to the requested date of such Borrowing. Notices received after such time shall be deemed received on the next Foreign Currency Business Day. Each Notice of Multicurrency Loan shall be irrevocable and shall specify that such Borrowing will be a Multicurrency Loan, the date of Borrowing (which shall be a Business Day), the foreign currency in which the Borrowing is to be made (which must be an Available Foreign Currency), the U.S. Dollar Equivalent amount of the Borrowing to be made and the initial Interest Period to be applicable thereto.

            (c) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Syndicate Revolving Loans (other than a Multicurrency Loan), which Borrowing consists of Base Rate Advances , LIBOR Advances, or a Swing Line Loan into one or more Borrowings consisting of Advances of another Type, or to continue outstanding a Borrowing consisting of LIBOR Advances for a new Interest Period, it shall give the Administrative Agent at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as LIBOR Advances. Whenever Borrower desires to continue a Multicurrency Loan, it shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) thereof at least four (4) Foreign Currency Business Days prior to the end of the applicable Interest Period. Such notice (a "Notice of Conversion/ Continuation") shall be given (a) with respect to LIBOR Advances, prior to 11:00 a.m. (local time for the Administrative Agent) and (b) with respect to Multicurrency Loans, prior to 11:00 a.m. (local time for the Administrative Agent), on the date specified at the Payment Office of the Administrative Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, or the amount of the Multicurrency Loan to be continued, as the case may be, the date of such conversion or continuation, in respect of LIBOR Advances, whether the Advances are being converted into or continued as LIBOR Advances and (in the case of LIBOR Advances and Multicurrency Loans) the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, Borrower shall have failed to deliver the Notice of Conversion/Continu-ation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued (upon expiration of the current Interest Period) as LIBOR Advances. No conversion of any Borrowing of LIBOR Advances shall be permitted except on the last day of the Interest Period in respect thereof.

            (d) Any Multicurrency Loan which remains unpaid at the expiration of the Interest Period applicable thereto shall be automatically continued for an Interest Period of the same length.

            (e) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent and the Lenders may act without liability upon the basis of telephonic notice reasonably believed by the Administrative Agent or the Lender in good faith to be from Borrower prior to receipt of written confirmation.

            (f) The Administrative Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Administrative Agent pursuant to this Section 4.1 with respect to the Revolving Credit Commitments.

            (h) To the extent any Advance requires the payment of any documentary, intangible or other taxes thereon under applicable law, said Advance is not required to be made unless and until the Borrower has paid to the Administrative Agent the documentary, intangible or other tax required to be paid on said Advance, either directly or by a debit to the account of the Borrower at the Administrative Agent. In this regard, the Borrower is aware and understands that the Loans are to be secured by a mortgage on the Headquarters Facility and that documentary tax and intangible tax will be required to be paid under Florida law on advances made under the Revolving Loans.

      Section 4.2 Disbursement of Funds.

            (a) No later than 1:00 p.m. (local time for the Administrative Agent) for LIBOR Advances and as specified by the Administrative Agent based upon standard settlement times applicable to the Available Foreign Currency for Multicurrency Loans and 1:00 p.m.

      (local time for the Administrative Agent) for Base Rate Advances on the date of each Borrowing pursuant to the Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 4.1(c)), each Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Administrative Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Administrative Agent or at Borrower's option, to effect a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Administrative Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

            (b) In the event that at the time of receipt by any Lender of notice from the Administrative Agent of the receipt of a Notice of Multicurrency Loan such Lender shall determine that the Available Foreign Currency in which such Multicurrency Loan is to be made is not available to that Lender in a sufficient amount and for a sufficient term to enable it to make its Pro Rata Share of the Multicurrency Loan requested, such Lender shall notify the Administrative Agent no later than 3:00 p.m. (local time for the Administrative Agent) on the same day it receives notice from the Administrative Agent of such requested Multicurrency Loan and the Administrative Agent shall promptly so notify the Borrower. If, after being provided with such notice by the Administrative Agent, the Borrower decides not to obtain such Multicurrency Loan, the Borrower must notify the Administrative Agent by no later than 4:00 p.m. (local time for the Administrative Agent) on such day. If the Administrative Agent does not receive such notice from the Borrower by such time, the Borrower shall automatically be deemed to have verified its request for such Multicurrency Loan. If the Administrative Agent does receive such notice of revocation from the Borrower by 4:00 p.m. (local time for the Administrative Agent), the Administrative Agent shall promptly notify the Lenders of such revocation. Such revocation shall not require any payment under the funding indemnity set forth in Section 4.12 hereof. If the Lenders do not receive from the Administrative Agent notice of revocation of the request for such Multicurrency Loan, each Lender that did not notify the Administrative Agent by 3:00 p.m. (local time for the Administrative Agent) that the requested Available Foreign Currency is unavailable to it to fund the requested Multicurrency Loan shall make its Pro Rata Share of the requested Multicurrency Loan in the requested Available Foreign Currency in accordance with Section 4.2(a) hereof. Each Lender that did so notify the Administrative Agent by 3:00 p.m. (local time for the Administrative Agent) that it would not be able to make its Pro Rata Share of such Multicurrency Loan shall make its Pro Rata Share of such Multicurrency Loan as a LIBOR Advance in the U.S. Dollar Equivalent of its Pro Rata Share, and with the same Interest Period as requested for such Multicurrency Loan. Such LIBOR Advance in U.S. Dollars shall be made by such Lender on the same day as the other Lenders make their Pro Rata Share of such Multicurrency Loan in the Available Foreign Currency as part of the relevant Multicurrency Loan, but shall bear interest with reference to LIBOR applicable to U.S. Dollars rather than the relevant Foreign Currency Rate applicable to the relevant Available Foreign Currency for the applicable Interest Period and shall be made available in accordance with the procedures for disbursing LIBOR Advances in U.S. Dollars under
      Section 4.2(a) hereof.

            (c) Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for the Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

            (d) Except as set forth in Section 2.1(i) above in regard to Swing Line Advances, all Borrowings under the Syndicate Revolving Loan shall be loaned by the Lenders on the basis of their Pro Rata Share of the Revolving Loan Commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

            (e) In the case of Swing Line Advances, the Administrative Agent will make available to the Borrower the amount of the Advance in the same manner under this Section 4.2 as applied to Base Rate Advances.

      Section 4.3 Interest.

            (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum (on the basis of a 360-day year, except with respect to United Kingdom Pounds Sterling, in which case interest shall be calculated on the basis of a 365-day year) equal to the applicable rates indicated below:

                  (i) For Revolving Loans:

                        (A) For Base Rate Advances--The Base Rate in effect from
                  time to time;

                        (B) For Revolving Loan LIBOR Advances--The applicable
                  LIBOR plus the Applicable Margin;

                        (C) For Revolving Loans consisting of Multicurrency
                  Loans--The applicable Foreign Currency Rate plus the Applicable Margin; and

                        (D) For Swing Line Advances--The Swing Line Rate.

            (b) Overdue principal (whether by non-payment at scheduled due date, acceleration, notice of prepayment or otherwise) and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue at the Default Rate.

            (c) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest shall be payable as follows:

                  (i) For Revolving Loans:

                        (A) For Base Rate Advances -- quarterly in arrears on
                  the last calendar day of each calendar quarter of Borrower's fiscal year;

                        (B) For LIBOR Advances and Multicurrency Loans -- on the
                  last day of each Interest Period applicable thereto, and, in the case of LIBOR Advances having an Interest Period in excess of three months, on each day which occurs every 3 months after the initial date of such Interest Period; and

                        (C) For Swing Line Advances -- quarterly in arrears on
                  the last calendar day of each calendar quarter of Borrower's fiscal year.

            Interest on all Revolving Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand. Interest in regard to any draw under any Letter of Credit issued hereunder shall accrue on and from the date of such draw, which draw shall constitute an Advance hereunder.

      Section 4.4 Interest Periods. In connection with the making or continuation of, or conversion into, each Syndicate Revolving Loan comprised of LIBOR Advances or each Multicurrency Loan , Borrower shall select an interest period (each an

"Interest Period") to be applicable to such LIBOR Advances or Multicurrency Loan, which Interest Period shall be either a 1, 2, 3 or 6 month period with respect to LIBOR Advances for each Interest Period during which the LIBOR Option is selected and either a 1, 2 or 3 month period with respect to Multicurrency Loans; provided that:

            (a) The initial Interest Period for any Borrowing of LIBOR Advances or any Multicurrency Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Advances of another Type) or Loan and each Interest Period occurring thereafter in respect of such Borrowing or Loan shall commence on the day on which the next preceding Interest Period expires;

            (b) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (c) Any Interest Period in respect of LIBOR Advances or any Multicurrency Loan which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (d) below, expire on the last Business Day of such calendar month;

            (d) No Interest Period shall extend beyond any date upon which any principal payment is due with respect to the Revolving Loans .

      Section 4.5 Fees.

            (a) Administrative/Underwriting Fee. Borrower shall pay, or have paid, (i) the administrative agency fee to SunTrust , and (ii) the underwriting fee to SunTrust Equitable Securities Corporation and The Bank of Nova Scotia, on the date that the conditions set forth in Section 5.1 are satisfied or waived in accordance with Section 11.2, all as required by the Fee Letters.

            (b) Commitment Fee. Borrower shall pay to the Administrative Agent, for the account of and distribution to each Lender, a Commitment Fee for the period commencing on the Closing Date to and including the Maturity Date, measured quarterly, on the average daily unused portions of the Revolving Loan Commitment of each Lender, such fee being payable quarterly in arrears on the last calendar day of each fiscal quarter of Borrower and on the Maturity Date.

            (c) Standby Letter of Credit Fees. With respect to each Standby Letter of Credit, the Borrower shall pay the Administrative Agent, (i) for the account of each Lender, a non-refundable fee equal to the LIBOR/Foreign Currency Rate Applicable Margin then in effect per annum on such Lender's Pro Rata Share of the undrawn face amount of such Letter of Credit and (ii) for the Administrative Agent's account, a facing fee of 0.125% (i.e. 12.5 basis points) on the total amount of outstanding Letters of Credit. All fees due pursuant to this Section 4.5(d) shall be based on a year of 360 days computed for the actual number of days elapsed, and shall be payable in advance on the date of such Letter of Credit for the period from the date of issuance to the first Business Day of such calendar quarter and thereafter on the first Business Day of each calendar quarter.

            (d) Letter of Credit Administrative Fees. In addition to the foregoing fees, the Borrower shall pay to the Administrative Agent, for the Administrative Agent's account, such other administrative fees as the Administrative Agent customarily charges in respect of Letter of Credit transactions together with all telecommunication fees and other expenses incurred by the Administrative Agent in connection with the issuance or honoring of any Letter of Credit issued for the Borrower's account.

            (e) Annual Administrative Fee. Borrower shall pay to the Administrative Agent, for the Administrative Agent's own account, an annual administrative agency fee as required by the Fee Letters.


      Section 4.6 Voluntary Prepayments of Borrowings.

            (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances during any Interest Period in which the Base Rate Option has been selected at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Those Borrowings consisting of LIBOR Advances and

      Multicurrency Loans during any Interest Period in which the LIBOR Option has been selected may be prepaid, at Borrower's option, in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 4.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 4.6(c) below.

            (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Administrative Agent of any intended prepayment of the Revolving Loans (i) not less than one (1) Business Day prior to any prepayment of Base Rate Advances, (ii) not less than three
      (3) Business Days prior to any prepayment of LIBOR Advances, and (iii) not less than three (3) Foreign Currency Business Days prior to any prepayment of Multicurrency Loans. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b), the Administrative Agent shall promptly notify each Lender of the contents of such notice, including the actual date on which such prepayment shall occur, and of such Lender's share of such prepayment.

            (c) Borrower, when providing notice of prepayment pursuant to
      Section 4.6(b) may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of LIBOR Advances made pursuant to a single Borrowing of the Revolving Loans , shall reduce the outstanding Advances made pursuant to such Borrowing or the outstanding amount of such Loan to an amount less than $2,000,000, such Borrowing shall immediately be converted into Base Rate Advances or the balance of such Loan shall immediately begin accruing interest at the rate per annum determined with reference to the Base Rate, as the case may be; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. All voluntary prepayments shall be applied to the payment of any unpaid interest before application to principal.

      Section 4.7 Payments, etc.

            (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim to the Administrative Agent, not later than 11:00 a.m. (local time for the Administrative Agent) on the date when due and shall be made in Dollars (except with respect to Multicurrency Loans) in immediately available funds at the respective Payment Office. Payments with respect to Multicurrency Loans shall be made in the currency in which such Loans were made, in immediately available funds at the respective Payment Office.

            (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding any Taxes imposed on the overall net income of the Lenders pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If any Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 4.7), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Administrative Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Administrative Agent and each Lender and reimburse the Administrative Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Administrative Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                  (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Administrative Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Administrative Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Lender that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of Borrower, shall so inform Borrower in writing.

            (c) Subject to Section 4.4(b), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

            (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed), except in the case of the computation of interest on Multicurrency Loans made in United Kingdom Pounds Sterling, in which case interest shall be computed on the basis of a year containing 365 days for the actual number of days (including the first day but excluding the last day) occurring in the Interest Period for which such interest is payable. Interest on Base Rate Advances for any Interest Period during which the Base Rate Option has been selected shall be calculated based on the Base Rate from and including the date of such Advance or Loan to but excluding the date of the repayment or conversion thereof. Interest on LIBOR Advances and Multicurrency Loans for any Interest

      Period during which the LIBOR Option has been selected shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

            (e) All Swing Line Advances shall be paid without notice to the Administrative Agent one (1) Business Day after the date made.

            (f) Payment by Borrower to the Administrative Agent in accordance with the terms of this Agreement shall, as to Borrower, constitute payment to the Lenders under this Agreement.

      Section 4.8 Interest Rate Not Ascertainable, etc. In the event that the Administrative Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining LIBOR Rate or Foreign Currency Rate for any Interest Period, by reason of any changes arising after the date of this Agreement, adequate and fair means do not exist for ascertaining LIBOR Rate or Foreign Currency Rate then, and in any such event, the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders of such determination and a summary of the basis for such determination. Until the Administrative Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as LIBOR Advances or Multicurrency Loans, shall be suspended, and such affected Advances and/or Loans shall bear interest at the rate determined by reference to the Base Rate.

      Section 4.9 Illegality.

            (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Advance or Multicurrency Loan has become unlawful or impractical by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Administrative Agent of such determination and a summary of the basis for such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders).

            (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request LIBOR Advances or Multicurrency Loans and such Lender's obligation to make LIBOR Advances or Multicurrency Loans shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of LIBOR Advances or the requested Multicurrency Loan as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected LIBOR Advance or Advances or Multicurrency Loan are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's written notice to the Administrative Agent and the affected Lender, convert each such Advance into an Advance or Advances of a different Type, with an Interest Period ending on the date on which the Interest Period applicable to the affected LIBOR Advances or Multicurrency Loan expires, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 4.9(b).

            (c) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making of or continuance of or conversion to any Base Rate Advance has become unlawful or impractical by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Administrative Agent of such determination and a summary of the basis for such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders). The Borrower shall pay to the Administrative Agent for the account of such Lender within thirty (30) Days after the date of such notice and demand, a sufficient amount to repay all of such Lender's Base Rate Advances or Loans or Advances subject to conversion to Base Rate Advances.

      Section 4.10 Increased Costs.

            (a) If, by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in, or in the interpretation of, any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its LIBOR Advances, Base Rate Advances, Multicurrency Loans or Swing Line Advances or its obligation to make LIBOR Advances, Base Rate Advances, Multicurrency Loans or Swing Line Advances or the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Advances, Base Rate Advances, Multicurrency Loans or Swing Line Advances or its obligation to make LIBOR Advances, Base Rate Advances Multicurrency Loans or Swing Line Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                  (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its LIBOR Advances, Base Rate Advances, Multicurrency Loans or Swing Line Advances or its obligation to make LIBOR Advances, Base Rate Advances, Multicurrency Loan or Swing Line Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market or the United States secondary certificate of deposit market;

      and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Advances, Base Rate Advances, Multicurrency Loans or Swing Line Advances(except to the extent already included in the determination of the applicable Base Rate for Base Rate Advances, LIBOR rate for LIBOR Advances or Swing Line Advances or the applicable Foreign Currency Rate for Multicurrency Loans), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.7(b)), upon written notice from and demand by such Lender on Borrower (with a copy of such notice and demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender within five (5) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Administrative Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

            (b) If any Lender shall advise the Administrative Agent that at any time, because of the circumstances described in clauses (i) or (ii) in subsection 4.10(a) above or any other circumstances beyond such Lender's control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, LIBOR or the Foreign Currency Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Advances or Multicurrency Loans or Swing Line Advances then, and in any such event:

                  (i) the Administrative Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

                  (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as LIBOR Advances,

            Multicurrency Loans or Swing Line Advances, shall be immediately suspended; and

                  (iii) such Lender shall make a Loan as part of the requested
            Borrowing of LIBOR Advances or the requested Multicurrency Loan as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing .

      Section 4.11 Lending Offices.

            (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its LIBOR Advances, Multicurrency Loans or Swing Line Advances or circumstances described in Sections 4.7(b), 4.8, 4.9 or 4.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 4.11 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

            (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to
      Section 4.7(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 4.7(b) or otherwise result in any liability of such Lender.

      Section 4.12 Funding Losses. Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Advances or Multicurrency Loans , in either case to the extent not recovered by such Lender in connection with the reemployment of such funds and including loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, LIBOR Advances or Multicurrency Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.9(b) of any LIBOR Advances or Multicurrency Loans occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, Borrower defaults in its obligation to repay its LIBOR Advances or Multicurrency Loans when required by the terms of this Agreement.

      Section 4.13 Assumptions Concerning Funding of LIBOR Advances. Calculation of all amounts payable to a Lender under this Article shall be made as though that Lender had actually funded its relevant LIBOR Advances or Multicurrency Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Advances or Multicurrency Loans in an amount equal to the amount of the LIBOR Advances or Multicurrency Loans and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR Advances or Multicurrency Loans from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however, that each Lender may fund each of its LIBOR Advances or Multicurrency Loans bearing interest at a rate determined with reference to LIBOR in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article .

      Section 4.14 Apportionment of Payments. Except as otherwise expressly set forth herein, aggregate principal and interest payments in respect of Loans and payments in respect of Commitment Fees, Letter of Credit Fees and any other fees hereunder shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Administrative Agent shall promptly distribute to each Lender at its payment office set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Administrative Agent.

      Section 4.15 Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its pro rata portion of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and Administrative Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      Section 4.16 Capital Adequacy. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Administrative Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances or Swing Line Loans accruing interest at the Base Rate, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 4.16 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

      Section 4.17 Benefits to Guarantors. In consideration for the execution and delivery by the Guarantors of the Guaranty Agreement and the Contribution Agreement, Borrower agrees to make the benefit of extensions of credit hereunder available to the Guarantors.

      Section 4.18 Limitations on Certain Payment Obligations.

            (a) Each Lender or Administrative Agent shall make written demand on Borrower for indemnification or compensation pursuant to Section 4.7 no later than 90 days after the earlier of (i) the date on which such Lender or Administrative Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Administrative Agent for payment of such Taxes.

            (b) Each Lender or Administrative Agent shall make written demand on Borrower for indemnification or compensation pursuant to Sections 4.10 and
      4.12 no later than 90 days after the event giving rise to the claim for indemnification or compensation occurs.

            (c) Each Lender or Administrative Agent shall make written demand on Borrower for indemnification or compensation pursuant to Sections 4.9 and
      4.16 no later than 90 days after such Lender or Administrative Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

            (d) In the event that the Lenders or Administrative Agent fail to give Borrower notice within the time limitations prescribed in (a) or (b) above, Borrower shall not have any obligation to pay such claim for compensation or indemnification. In the event that the Lender or Administrative Agent fail to give Borrower notice within the time limitation prescribed in (c) above, Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the ninetieth
      (90th) day preceding such written demand.

      Section 4.19 Affected Lenders. Unless the Required Lenders seek indemnification or reimbursement pursuant to Sections 4.7, 4.10, 4.12 or 4.16 or invoke the provisions of Section 4.9 hereof, if the Borrower is obligated to pay to any

Lender any amount under Sections 4.7, 4.10, 4.12 or 4.16 or if the Lender requests that its LIBOR Advances or Multicurrency Loans be converted into Base Rate Advances, the Borrower may, so long as no Default or Event of Default then exists, replace such Lender with another Lender acceptable to the Administrative Agent, and such Lender hereby agrees to be so replaced subject to the following:

            (a) The obligations of the Borrower hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrower of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

            (b) The replacement Lender shall be a bank or other financial institution that is not subject to the increased costs arising under such Sections which may have effectuated the Borrower's election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Administrative Agent such documentation satisfactory to the Administrative Agent pursuant to which such replacement Lender is to become a party hereto with a Commitment equal to that of the Lender being replaced and shall make a Loan or Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loan or Loans of the Lender being replaced;

            (c) Upon such execution of such documents referred to in clause (b) and repayment of the amounts referred to in clause (a), the replacement Lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such replaced Lender;

            (d) The Administrative Agent shall reasonably cooperate in effectuating the replacement of any Lender under this Section 4.19, but at no time shall the Administrative Agent be obligated to initiate any such replacement; and

            (e) Any Lender replaced under this Section 4.19 shall be replaced at the Borrower's sole cost and expense and at no cost or expense to the Administrative Agent. The replaced Lender shall not be obligated to pay any assignment or processing fee required pursuant to Section 11.6(c) or otherwise.

      Section 4.20 Return of Payments. If the Administrative Agent shall be required by any court, trustee or debtor-in- possession or other person to return any amount previously received by it in respect of the obligations under this Agreement, upon receipt of notice from it, each Lender shall immediately pay over to it, such Lender's Pro Rata Share of the amount to be returned.

                                    ARTICLE V

                            CONDITIONS TO BORROWINGS

      The obligations of each Lender to make Advances to Borrower hereunder is subject to the satisfaction of the following conditions:

      Section 5.1 Conditions Precedent to Initial Loans. At the time of the making of the initial Loans hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Loans (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Administrative Agent and any fees and expenses payable to the Administrative Agent and the Lenders as previously agreed with Borrower), shall have been paid in full, and the Administrative Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Administrative Agent:

            (a) the duly executed counterparts of this Agreement;

            (b) the duly completed Revolving Credit Notes evidencing the Revolving Loan Commitments;

            (c) the duly executed Guaranty Documents;

            (d) the duly executed Security Documents;

            (e) certificate of Borrower in substantially the form of Exhibit F attached hereto and appropriately completed;

            (f) certificates of the Secretary or Assistant Secretary of each of the Credit Parties, attaching and certifying copies of the resolutions of the boards of directors of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents;

            (g) certificates of the Secretary or an Assistant Secretary of each of the Credit Parties certifying

      (i) the name, title and true signature of each officer of such entities executing the Credit Documents, and (ii) the bylaws or comparable governing documents of such entities;

            (h) certified copies of the Certificate or Articles of Incorporation of each credit party, certified by the Secretary of State or the Secretary or Assistant Secretary of such Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of such Credit Party;

            (i) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

            (j) certified copies of indentures, credit agreements, capital leases, instruments, and other documents evidencing or securing Indebtedness of any Consolidated Company described on Schedule 6.13(a), in any single case in an amount not less than $2,500,000;

            (k) certificates, reports and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, and other compensation and employee benefit plans;

            (l) certificates, reports, environmental audits and investigations, and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations under Environmental Laws which could reasonably be expected to have a Materially Adverse Effect;

            (m) certificates, reports and other information as the Administrative Agent may reasonably request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products liability, patent infringement and malpractice claims) pending or threatened against the Consolidated Companies;

            (n) a summary, set forth in format and detail reasonably acceptable to the Administrative Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies;

            (o) the favorable opinion of Gray, Harris & Robinson, P.A., counsel to the Credit Parties, substantially in the form of Exhibit G attached hereto, addressed to the Administrative Agent and each of the Lenders;

            (p) financial statements of Borrower and its Subsidiaries, on a consolidated basis, for the most recently completed fiscal quarter;

            (q) successful completion of the 1998 Senior Subordinated Debt Issue yielding gross proceeds of $250,000,000.00 at a maximum coupon of 12.0%, with a minimum subordinated debt rating of B2 by Moody's and CCC+ by S & P, and a certificate to that effect from the chief financial officer of the Borrower in form acceptable to the Administrative Agent;

            (r) evidence that all principal, interest and other amounts outstanding under the Initial Credit Agreement have been paid in full and replaced by the Facilities pursuant to this Agreement; and

            (s) the Mortgage has been recorded and otherwise implemented so that the Lenders hold a first mortgage on the Headquarters Facility to secure initially Revolving Loans A, as well as Revolving Loans B except as may be otherwise determined by the Required Lenders.

In addition to the foregoing, the following conditions shall have been satisfied or shall exist, all to the satisfaction of the Administrative Agent, as of the time the initial Loans are made hereunder:

            (s) payment in full and termination of all outstanding indebtedness of the Borrower and its Material Subsidiaries and the release of any liens securing the same; provided, however, the following indebtedness may remain outstanding: (i) all Capitalized Lease Obligations described on
      Schedule 6.7; (ii) installment notes and other Indebtedness described on Schedule 6.13(a); and (iii) Intercompany Loans as described on Schedule 6.22;

            (t) the Loans to be made on the Closing Date and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Administrative Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority;

            (u) all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall be reasonably satisfactory in form and substance to the Required Lenders;

            (v) the status of all pending and threatened litigation (including products liability, malpractice and patent claims) described on Schedule 6.5, including a description of any damages sought and the claims constituting the basis therefor, shall have been reported in writing to the Administrative Agent, the Administrative Agent shall have reported such matters to the Lenders, and the Lenders shall be satisfied with such status;

      Section 5.2 Conditions to All Loans. At the time of the making of all Loans (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

            (a) there shall exist no Default or Event of Default;

            (b) all representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans;

            (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 6.3, there shall have been no change which has had or could reasonably be expected to have a Materially Adverse Effect.

            (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit Party's ownership or operation of any portion of its business or assets, or to compel one or more Credit Party to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies;

            (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Administrative Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower; and

            (f) the Administrative Agent shall have received such other documents, including, but not limited to a properly completed Notice of Borrowing, or legal opinions as the Administrative Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

Each request for a Borrowing and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 5.1 and 5.2 have been satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      Borrower represents, warrants and covenants to Lenders that:

      Section 6.1 Organization and Qualification. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Each Subsidiary of Borrower is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation. Borrower and each of its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which the character of their properties or the nature of their business makes such qualification necessary, except for such jurisdictions in which a failure to qualify to do business would not have a Materially Adverse Effect. Borrower and each of its

Material Subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 6.1. Schedule 6.1 also designates all Subsidiaries of the Borrower as of the Closing Date and specifies whether each is a Material Subsidiary.

      Section 6.2 Corporate Authority. The execution and delivery by Borrower and the Guarantors of and the performance by Borrower and Guarantors of their obligations under the Credit Documents have been duly authorized by all requisite corporate action and all requisite shareholder action, if any, on the part of Borrower and the Guarantors and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or bylaws of Borrower or the Guarantors, or any indenture, agreement or other instrument to which Borrower or the Guarantors are a party or by which Borrower or the Guarantors or any of their properties is bound, or (ii) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

      Section 6.3 Financial Statements. Borrower has furnished Lenders with the following financial statements, identified by the Chief Financial Officer of
Borrower: audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 28, 1997, and audited consolidated statement of income and consolidated statement of stockholders' equity of Borrower and its Subsidiaries for the fiscal year ended on such date certified by Price Waterhouse, LLP, Certified Public Accountants . Such financial statements (including any related schedules and notes) are true and correct in all material respects, have been prepared in accordance with GAAP consistently applied throughout the period or periods in question and show, in the case of audited statements, all liabilities, direct or contingent, of Borrower and its Subsidiaries, required to be shown in accordance with GAAP consistently applied throughout the period or periods in question and fairly present the consolidated financial position and the consolidated results of operations of Borrower and its Subsidiaries for the periods indicated therein. There has been no material adverse change in the business, condition or operations, financial or otherwise, of Borrower and its Subsidiaries since December 28, 1997.

      Section 6.4 Tax Returns. Except as set forth on Schedule 6.4, each of Borrower and its Material Subsidiaries has filed all federal, state and other tax returns and reports which, to the best knowledge of the Executive Officers of Borrower and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on said returns and all other taxes, assessments, fees and other governmental charges upon Borrower or any of its Material Subsidiaries or upon any of the properties, assets, incomes or franchises of Borrower or any of its Material Subsidiaries, to the extent that such taxes, assessments, fees and other governmental charges have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP. The Borrower and its Material Subsidiaries have and will establish all necessary reserves and make all payments required of them to be set aside or made in regard to all F.I.C.A., withholding, sales or excise and all other similar federal, state and local taxes.

      Section 6.5 Actions Pending. Except as disclosed on Schedule 6.5 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Material Subsidiaries or any of their properties or rights, by or before any court, arbitrator or administrative or governmental body, which might result in any Materially Adverse Effect.

      Section 6.6 Representations; No Defaults. At the time of each Extension of Credit there shall exist no Default or Event of Default, and each Extension of Credit shall be deemed a renewal by Borrower of the representations and warranties contained in this Agreement and an affirmative statement by Borrower that such representations and warranties are true and correct in all material respects on and as of such time with the same effect as though such representations and warranties had been made on and as of such time.

      Section 6.7 Title to Properties; Capitalized Leases. Each of Borrower and its Material Subsidiaries has (i) good and marketable fee simple title to its respective real properties (other than real properties which it leases from others), including such real properties reflected in the consolidated balance sheet of Borrower and its Subsidiaries described in Section 6.3 above (other than real properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 8.1 and (ii) good title to all of its other respective properties and assets (other than properties and assets which it leases from others), including the other properties and assets reflected in the consolidated balance sheet of Borrower and its Subsidiaries described in Section 6.3 above (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 8.1. Each of Borrower and its Material Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect. There are no Capitalized Lease Obligations except as disclosed on Schedule 6.7 hereto.

      Section 6.8 Enforceability of Agreement. This Agreement is the legal, valid and binding Agreement of Borrower enforceable against Borrower in accordance with its terms, and the Notes, and all other Credit Documents, when executed and delivered, will be similarly legal, valid, binding and enforceable, except as the enforceability of the Notes and other Credit Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general and by general principles of equity, whether considered in a proceeding at law or in equity.

      Section 6.9 Consent. No consent, permission, authorization, order or license of or filing with any governmental authority or Person which has not been obtained or made is necessary in connection with the execution, delivery, performance or enforcement of the Credit Documents by the Credit Parties, or in order to constitute the indebtedness to be incurred hereunder and under the Notes and the other Credit Documents as "Senior Debt" or any similar term defined within each of the 1998 Senior Subordinated Loan Agreement.

      Section 6.10 Use of Proceeds; Federal Reserve Regulations. The proceeds of the Notes will be used solely for the purposes specified in Section 2.1(g) and
Section 3.1(b) and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" or for the purpose of reducing or retiring any indebtedness that originally was incurred to purchase or carry a "margin security" or "margin stock" or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the regulations of the Board of Governors of the Federal Reserve System.

      Section 6.11 ERISA.

            (a) Identification of Certain Plans. Schedule 6.11 hereto sets forth all Plans of Borrower and its Subsidiaries;

            (b) Compliance. Each Plan is being maintained, by its terms and in operation, in accordance with all applicable laws, except such noncompliance (when taken as a whole) that will not have a Materially Adverse Effect on the Borrower and its Subsidiaries taken as a whole, or upon their financial condition, assets, business, operations, liabilities or prospects;

            (c) Liabilities. Neither the Borrower nor any Subsidiary is currently or will become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV or ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a Materially Adverse Effect on the Borrower and its Subsidiaries taken as a whole, or upon their financial condition, assets, business, operations, liabilities or prospects; and

            (d) Funding. The Borrower and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan, except where such non-payment would not have a Materially Adverse Effect. No Plan has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) except as disclosed on Schedule 6.11. No Plan is subject to a waiver or extension of the minimum funding requirements under ERISA or the Code, and no request for such waiver or extension is pending.

      Section 6.12 Subsidiaries. As of the Closing Date, the only Subsidiaries of the Borrower are those listed on Schedule 6.1. All the outstanding shares of stock of each Subsidiary have been validly issued and are fully paid and nonassessable and all such outstanding shares, except as noted on such Schedule 6.1, are owned by Borrower or a Wholly Owned Subsidiary of Borrower free of any Lien or claim.

      Section 6.13 Outstanding Debt.

            (a) Except as set forth on Schedule 6.13(a) and the Intercompany Loans set forth on Schedule 6.22 as of the Closing Date and the 1998 Senior Subordinated Debt Issue and after giving effect to the transactions contemplated by this Agreement, neither Borrower nor any of its Subsidiaries has outstanding any Indebtedness; and

            (b) There exists no default, and, after giving effect to the transactions contemplated in this Agreement, there will exist no default under the provisions of any instrument evidencing such Debt or of any Agreement relating thereto except as noted on Schedule 6.13(b).

      Section 6.14 Conflicting Agreements. Neither Borrower nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter, bylaw or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Assuming the consummation of the transactions contemplated by this Agreement, neither the execution or delivery of this Agreement or the Credit Documents, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries pursuant to, the charter or By-Laws of Borrower or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Borrower or any of its Subsidiaries is subject, and neither Borrower nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of Borrower or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the type to be evidenced by the Notes or contains dividend or redemption limitations on Common Stock of Borrower, except for this Agreement, Borrower's Certificate of Incorporation and those matters listed on Schedule 6.14 attached hereto.

      Section 6.15 Environmental Matters.

      (a) Except as set forth on Schedule 6.15(a), each of the Borrower and its Subsidiaries has complied in all material respects (except for instances of noncompliance that have been resolved prior to the Closing Date) with all applicable Environmental Laws, including without limitation, compliance with permits, licenses, standards, schedules and timetables issued pursuant to Environmental Laws, and is not in violation of, and does not presently have outstanding any liability under, has not been notified that it is or may be liable under and does not have knowledge of any liability or potential liability under any applicable Environmental Law, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWPCA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substance Control Act ("TSCA"), which violation, liability or potential liability could reasonably be expected to have a Materially Adverse Effect.

      (b) Except as set forth on Schedule 6.15(b), neither the Borrower nor any of its Subsidiaries has received a written request for information under CERCLA or any analogous state law, or written notice that any such entity has been identified as a potential responsible party under CERCLA, or any analogous state law, nor has any such entity received any written notification that any Hazardous Substance that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any applicable Environmental Law, or any other Environmental Laws.

      (c) Except as set forth on Schedule 6.15(c), each of the Borrower and its Subsidiaries has obtained all permits, licenses or other authorizations which are material for the conduct of their respective operations under all applicable Environmental Laws and with respect to which each such authorization is in full force and effect.

      (d) Except as set forth in Schedule 6.15(d), each of Borrower and its Subsidiaries complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business.

      Section 6.16 Possession of Franchises, Licenses, Etc. Each of Borrower and its Material Subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and neither Borrower nor any of its Subsidiaries is in violation of any thereof in any material respect.

      Section 6.17 Patents, Trademarks, Etc. Except as set forth on Schedule 6.17, each of Borrower and its Material Subsidiaries owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights, which are necessary for the operation of its business as presently conducted or proposed to be conducted without any known conflict with the rights of others, and, in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. Each such asset or agreement is in full force and effect, and the holder thereof has fulfilled and performed all of its obligations with respect thereto. No event has occurred or exists which permits, or after notice or lapse of time or both would permit, revocation or termination, or which materially, adversely affects or in the future may (to the knowledge of any Executive Officer) materially adversely affect the rights of such holder thereof with respect thereto. No other license or franchise is known by any Executive Officer to be


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

necessary to the operations of the business of the Borrower and its Material Subsidiaries as now conducted or proposed to be conducted. To the knowledge of any Executive Officer (i) no product, process, method, substance, part, piece of equipment or other material presently contemplated to be sold by or employed by Borrower or any of its Material Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there are no pending or threatened claims or litigation against or affecting Borrower or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part, piece of equipment or other material or (iii) there is no, or there is no pending or proposed, patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which would prevent, inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise materially adversely affect the Borrower or any of its Material Subsidiaries.

      Section 6.18 Governmental Consent. Neither the nature of Borrower or any of its Subsidiaries nor any of their respective businesses or properties, nor any relationship between Borrower and any other Person, nor any circumstance in connection with the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby is such as to require on behalf of Borrower or any of its Material Subsidiaries any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Agreement and the Credit Documents.

      Section 6.19 Disclosure. Neither this Agreement nor the Credit Documents nor any other document, certificate or written statement furnished to Lenders by or on behalf of Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact peculiar to Borrower which materially adversely affects or in the future may (so far as Borrower can now foresee) materially adversely affect the business, property or assets, financial condition of Borrower which has not been set forth in this Agreement or in the Credit Documents, certificates and written statements furnished to Lenders by or on behalf of Borrower prior to the date hereof in connection with the transactions contemplated hereby.

      Section 6.20 Insurance Coverage. Each property of Borrower or any of its Subsidiaries is insured within terms acceptable to Lenders for the benefit of Borrower or a Subsidiary of Borrower in amounts deemed adequate by Borrower's management and no less than those amounts customary in the industry in which


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

Borrower and its Subsidiaries operate against risks usually insured against by Persons operating businesses similar to those of Borrower or its Subsidiaries in the localities where such properties are located.

      Section 6.21 Labor Matters. Except as set forth on Schedule 6.21, the Borrower and the Borrower's Subsidiaries have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Borrower's Executive Officers, there are no such strikes, disputes, slow downs or work stoppages threatened against any Borrower or any of Borrower's Subsidiaries. The hours worked and payment made to employees of the Borrower and Borrower's Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Borrower and Borrower's Subsidiaries, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Borrower and Borrower's Subsidiaries where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

      Section 6.22 Intercompany Loans; Dividends. There are no Intercompany Loans as of the Closing Date except those set forth on Schedule 6.22. There are no restrictions on the power of any Consolidated Company to repay any Intercompany Loan or, except as provided in Section 8.13, to pay dividends on capital stock.

      Section 6.23 Securities Acts. Neither Borrower nor any of its Subsidiaries nor any agent acting on their behalf has, directly or indirectly, taken or will take any action which would subject the issuance of the Notes to the provisions of Section 5 of the Securities Act of 1933, as amended, or to the provisions of any securities or Blue Sky Law of any applicable jurisdiction.

      Section 6.24 Investment Company Act; Holding Company. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 or is a "holding company," or a subsidiary or affiliate of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended or a "public utility" within the meaning of the Federal Power Act, as amended.

      Section 6.25 Regulation G, Etc. Neither Borrower nor any of its Subsidiaries nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, T, or X or any other regulation of the Board of Governors of the Federal Reserve


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

System or to violate the Securities Exchange Act of 1934, and each case in effect now or as the same may hereafter be in effect.

      Section 6.26 Changes in Financial Condition; Adverse Developments. From the date of the annual statements described in Section 6.3 hereinabove, to the date of this Agreement, there has been, and to the date of each Advance there will be, no change in the properties, assets, liabilities, financial condition, business operations, affairs or properties of the Borrower and its Subsidiaries on an consolidated basis from that set forth or reflected in the year-end financial statement described in Section 6.3, other than changes in the ordinary course of business, including acquisitions, none of which either in any case or in the aggregate will have a Materially Adverse Effect.

      Section 6.27 Year 2000. (i) The Borrower has (A) undertaken a detailed review and assessment of all areas within its and its Subsidiaries' business and operations that could be adversely affected by the "Year 2000 problem" (that is, the risk that computer applications used by the Borrower or its Subsidiaries, may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date after December 31, 1999), (B) developed a plan and time line for addressing any Year 2000 problem on a timely basis, and (C) implemented such plan in accordance with such timetable. The Borrower reasonably anticipates that all computer applications that are material to its and its Subsidiaries' business and operations will on a timely basis be able to perform property date-sensitive functions for all dates before and after January 1, 2000 (i.e., be "Year 2000 compliant"); and (ii) the Borrower has inquired of each of its and its Subsidiaries material suppliers, vendors and customers as to whether such Persons will on a timely basis be Year 2000 compliant in all material respects and taken appropriate remedial action with respect to any of such Persons who are not expected to be so compliant. For purposes hereof "material suppliers, vendors and customers" refers to those suppliers, vendors and customers of the Borrower or its Subsidiaries, the business failure of which would with reasonable probability result in a Material Adverse Effect.

      Section 6.28 1998 Senior Subordinated Debt Issue. The Borrower has successfully completed the 1998 Senior Subordinated Debt Issue yielding gross proceeds of $250,000,000.00 at a maximum coupon of 12.0%, with a minimum Subordinated Debt Rating of B2 by Moody's and CCC+ by S&P.

      Section 6.29 Collateral. That the Security Interest constitutes a first mortgage, security interest or other encumbrance, as the case may be, in and to the Collateral, subject only to the Permitted Encumbrances provided, however,


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

that the mortgage on the Headquarters Facility shall secure all Revolving Loans unless otherwise determined by the Required Lenders.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that so long as it may borrow under this Agreement or so long as any indebtedness remains outstanding under the Notes that it will:

      Section 7.1 Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to do so would reasonably be expected to have a Materially Adverse Effect.

      Section 7.2 Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws, subject to the exception set forth in
Section 7.7(f) where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $100,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them.

      Section 7.3 Payment of Taxes and Claims, Etc. Pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

      Section 7.4 Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

      Section 7.5 Visitation, Inspection, Etc. Permit, and cause each of its Subsidiaries to permit, any representative of the Administrative Agent or any Lender to visit and inspect any of its property and to discuss its affairs, finances and accounts


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

with its officers, all at such reasonable times and as often as the Administrative Agent or such Lender may reasonably request after reasonable prior notice to Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required and Borrower shall permit, and cause each of its Subsidiaries to permit, any representative of the Administrative Agent or any Lender to also examine its books and records and to make copies and take extracts therefrom, and further, provided, that in the event any documents and records are subject to any contractual confidentiality requirements with any Person, the right to make copies or extracts therefrom shall be subject to the prior written consent of the Borrower, which consent will not be unreasonably withheld.

      Section 7.6 Insurance; Maintenance of Properties.

            (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts, including such self-insurance and deductible provisions, as is customary for such companies under similar circumstances; provided, however, that in any event Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of both Borrower and the Administrative Agent, be excessive.

            (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.


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

      Section 7.7 Reporting Covenants. Furnish to the Administrative Agent for distribution to each Lender after the date that the conditions set forth in
Section 5.1 are satisfied or waived in accordance with Section 11.2:

            (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, audited financial statements, consisting of balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Price Waterhouse, LLP, or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP;

            (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each fiscal quarter of Borrower (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, shareholders' equity, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by the Chief Financial Officer or other authorized financial officer of Borrower acceptable to the Administrative Agent and the Required Lenders that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the

      Consolidated Companies for such fiscal quarter and such portion of Borrower's fiscal year, in accordance with GAAP consistently applied (subject to normal year end audit adjustments and the absence of certain footnotes);

            (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the Treasurer, Chief Financial Officer or other authorized financial officer of Borrower acceptable to the Administrative Agent and the Required Lenders (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with the covenants contained in
      Section 7.8 and Sections 8.1 through 8.3 and (iii) demonstrating the Total Funded Debt To Consolidated EBITDA ratio for the purposes of determining the Applicable Margin;

            (d) Notice of Default. Promptly after any Executive Officer of Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the Chief Financial Officer or principal accounting officer of Borrower specifying the nature thereof and the proposed response thereto;

            (e) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property thereof which might have a Materially Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, together with any information and documentation relating thereto, as may be requested; notwithstanding anything to the contrary contained in this subsection, the Borrower shall promptly advise the Lenders, in writing, of the threatened or actual filing of any malpractice litigation against Borrower or any of its Subsidiaries whether or not such litigation is expected to have a Materially Adverse Effect;

            (f) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which violation, action, claim, request, spill, leak, disposal, or release could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $100,000 individually or when aggregated with other then pending such matters;

            (g) ERISA.

                  (i) Promptly after the occurrence thereof with respect to any
            Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (1) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30 day notice to the PBGC under such regulations), or (2) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, where any such taxes, penalties or liabilities exceed or could exceed $250,000 in the aggregate;

                  (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or 4041(c)(1)(A) of ERISA or under Section 401(a)(29)
            or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

                  (iii) Promptly after receipt, any notice received by any
            Consolidated Company or any


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

            ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

                  (iv) Upon the request of the Administrative Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                  (v) Upon the request of the Administrative Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

            (h) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by
      Section 8.1;

            (i) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Consolidated Companies;


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

            (j) Special Audit. Promptly upon receipt thereof, copies of all financial statements of independent public accountants to Borrower in connection with any special audit of Borrower's consolidated financial statements;

            (k) Trademarks; Labor Disputes, Etc. Promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses, franchises and similar rights necessary in the normal conduct of its business, and (ii) any strike, labor dispute, slow down or work stoppage as described in Section 6.21;

            (l) New Subsidiaries. Quarterly furnish the Administrative Agent notice of the formation or acquisition of any Material Subsidiary or any other event resulting in the creation of a new material Subsidiary, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Administrative Agent may request, together with the other documents required by Section 7.10;

            (m) Intercompany Asset Transfers. Promptly upon the occurrence thereof, notice of the transfer of any assets from Borrower or any Guarantor to any other Consolidated Company that is not Borrower or a Guarantor (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business where the Asset Value of such assets is less than $1,000,000;

            (n) Capitalized Lease Obligations. Promptly upon the occurrence thereof, notice and a complete description of any Capitalized Lease Obligations entered into by any Consolidated Company.

            (o) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Administrative Agent may reasonably request from time to time.

      Section 7.8 Financial Covenants.

            (a) Fixed Charge Coverage Ratio. Maintain the following minimum Fixed Charge Coverage Ratio on the last day of each calendar quarter, calculated on a rolling four-quarter basis based on the Borrower's financial statements for the immediately preceding four quarters:


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

                Calculation Period                 Minimum
                ------------------                 -------
                3/31/98 through 9/30/98            1.750:1.00
                Quarter ending 12/31/98            2.00:1.00
                3/31/99 through 12/31/99           2.25:1.00
                Thereafter                         2.50:1.00

            (b) Total Funded Debt to Consolidated EBITDA. Maintain as of the last day of each fiscal quarter, a maximum ratio of Total Funded Debt to Consolidated EBITDA, of:

                 Calculation Period                 Maximum
                 ------------------                 -------
                 3/31/98 through 12/31/98           3.000:1.00
                 3/31/99 through 12/31/99           2.875:1.00
                 Thereafter                         2.750:1.00

            (c) Consolidated Net Worth. Maintain at all times, Consolidated Net Worth of at least $300,000,000.00 plus seventy-five percent (75%) of positive Consolidated Net Income earned after December 28, 1997 and one hundred percent (100%) of the net proceeds of any equity issuance since December 28, 1997, tested quarterly.

            (d) Senior Funded Debt to Consolidated EBITDA. The Borrower shall maintain a maximum ratio of Senior Funded Debt to Consolidated EBITDA, calculated at the end of each fiscal quarter, of 1.50:1.00.

Calculations determining Borrower's compliance with the covenants set forth in
Section 7.8(a) and Section 7.8(d) shall be done on a pro forma basis and will exclude Non-Recourse Debt. Further, to the extent there is a change in GAAP after the date of this Agreement and said change would have a material effect on the foregoing financial covenants, then, in that event, the Borrower may request that the foregoing financial covenants be modified to take into account said changes in GAAP, which request shall not be unreasonably approved by the Required Lenders.

      Section 7.9 Notices Under Certain Other Indebtedness. Immediately upon its receipt thereof, Borrower shall furnish the Administrative Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $1,000,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit Agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision. Borrower agrees to take such actions as


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

may be necessary to require the holder(s) of any Indebtedness (or any trustee or agent acting on their behalf) incurred pursuant to documents executed or amended and restated after the Closing Date, to furnish copies of all such notices directly to the Administrative Agent simultaneously with the furnishing thereof to Borrower, and that such requirement may not be altered or rescinded without the prior written consent of the Administrative Agent.

      Section 7.10 Additional Guarantors. Promptly after (i) the formation or acquisition (provided that nothing in this Section shall be deemed to authorize or prohibit the acquisition of any entity) of any Material Subsidiary not listed on Schedule 6.1, (ii) the transfer of assets to any Consolidated Company if notice thereof is required to be given pursuant to Section 7.7(m) and as a result thereof the recipient of such assets becomes a Material Subsidiary, and
(iii) the occurrence of any other event creating a new Material Subsidiary, the Borrower shall provide notice thereof to the Administrative Agent and, within thirty (30) days thereafter, Borrower shall deliver to the Administrative Agent copies of the Articles of Incorporation and bylaws of each such Subsidiary and shall cause such Subsidiary to execute and deliver (a) a joinder to this Agreement in the form of Exhibit H attached hereto; (b) a Supplement to Subsidiary Guaranty Agreement in the form of Exhibit I attached hereto; and (c) a Supplement to Contribution Agreement in the form of Exhibit J attached hereto, and the Borrower shall further execute such Security Documents so as to grant to the Lenders a Security Interest in all the outstanding stock of that Guarantor owned by the Borrower, all in the prescribed form or such other form and substance as may be satisfactory to the Administrative Agent and the Required Lenders. As used in this Section, Material Subsidiary shall not include a Foreign Subsidiary or those subsidiaries referenced in Schedule 7.10 attached hereto.

      Section 7.11 Fiscal Year. Borrower shall not change its fiscal year now employed for accounting and reporting purposes without the prior written notice to the Administrative Agent.

      Section 7.12 Ownership of Guarantors. Borrower shall maintain at least eighty percent (80%) ownership of all Guarantors, and shall not decrease its ownership percentage in each Person which becomes a Guarantor after the date hereof to less than eighty percent (80)%).


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      Section 7.13 Subordination of Intercompany Loans. All loans or fees owed to any Guarantor or any other Consolidated Company, or any Affiliate of any thereof, shall, at all times, be subordinate to the Loans and the Borrower shall cause its Subsidiaries and/or Affiliates from time to time to execute and deliver to the Administrative Agent and the Required Lenders subordination agreements in form and content satisfactory to the Administrative Agent and the Required Lenders.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

      So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will not and will not permit any Subsidiary to:

      Section 8.1 Liens. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

            (a) Liens existing on the date hereof disclosed on Schedule 8.1;

            (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property; and provided, further, that the aggregate amount of all such Liens outstanding at any time shall not exceed ten percent (10%) of the value of Borrower's total assets;

            (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

            (d) (i) Statutory Liens of landlords, (ii) existing contractual Liens of landlords, (iii) future contractual Liens of landlords not to exceed five percent (5%) of consolidated total assets and (iv) Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;


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

            (e) Liens incurred or deposits made in the ordinary course of business in connection with workers, compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (f) Liens resulting from zoning, easements, and restrictions on the use of such real estate, or rights reserved or vested in governmental authority, which do not materially impair the use of such real estate;

            (g) Liens arising under ERISA;

            (h) Liens on stock owned in Subsidiaries to secure non-recourse debt of that Subsidiary provided that said Subsidiary is not, and is not required to be, a Guarantor hereunder;

            (i) Liens arising in connection with the Lease in favor of the Lenders; and

            (j) Rights reserved or vested in a governmental authority which do not materially impair the use of such property.

      Section 8.2 Mergers, Acquisitions, Sales, Etc. Merge or consolidate with any other Person, other than Borrower or another Subsidiary, or sell, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries), or, except for the purchase of capital stock as an investment in a Subsidiary as permitted by subsections (a) and (b) in Section 8.3, below, purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of any Person; provided, however, that the foregoing restrictions on asset sales shall not be applicable to (i) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item having comparable values, (ii) sale, lease or transfer of assets of the Borrower or any Subsidiary to the Borrower or to any other Subsidiary, (iii) sales of inventory in the ordinary course of business, and (iv) other asset sales (including the stock of Subsidiaries) where, on the date of execution of a binding obligation to make such asset sale (provided that if the asset sale is not consummated within six (6) months of such execution, then on the date of consummation of such asset sale rather than on the date of execution of such binding obligation), the Asset Value of asset sales occurring after the Closing Date, taking into account


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

the Asset Value of the proposed asset sale, would not exceed ten percent (10%) of Borrower's assets, since the Closing Date; and, provided further, that the foregoing restrictions on mergers shall not apply to mergers involving Borrower and another entity, provided Borrower is the surviving entity, and mergers between a Subsidiary of Borrower and Borrower or between Subsidiaries of Borrower provided that, in either case, upon consummation of such mergers, Borrower is in compliance with this Section 8.2; provided, however, that no transaction pursuant to clauses (i), (ii), (iv) or the second proviso above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction. Notwithstanding anything to the contrary set forth in this Section 8.2, in Section 8.3 below, or elsewhere in this Agreement, the Borrower shall not be required to obtain the prior written consent of the Administrative Agent and the Required Lenders for any acquisition except:

            (a) For any single acquisition of or Investment in any other Person (including joint ventures and other non-consolidated entities) for cash consideration in excess of $10,000,000.00.

            (b) For any acquisition in the event that previously completed acquisitions aggregate at least $50,000,000.00 during the term of the Facility.

provided that immediately after said acquisition no Default or Event of Default would then exist. Further, for any acquisition described in Subsections (a) and
(b) above for which the Borrower would be required to obtain the prior written consent of the Required Lenders, said consent shall not be unreasonably withheld and the Lenders understand that time is of the essence. For the purposes of the foregoing, the term "cash consideration" includes any assumption of Indebtedness.

      Section 8.3 Investments, Loans, Etc. Make or permit to remain outstanding any loan or advance to, or guarantee, endorse, or otherwise be or become contingently liable, directly or indirectly, or incur any Guaranteed Indebtedness in connection with obligations (whether recourse or non-recourse), stock or dividends of any other Person, or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

            (a) Investments in Subsidiaries that are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Closing Date or become Guarantors in accordance with Section 7.10 after the Closing Date; provided, however, nothing in this Section 8.3 shall be deemed to authorize or prohibit an investment pursuant to this subsection (a) in any


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

      entity before that entity is a Subsidiary and a Guarantor ;

            (b) Investments in Subsidiaries that are Guarantors under this Agreement, whether such Subsidiaries are Guarantors on the Closing Date or become Guarantors in accordance with Section 7.10 after the Closing Date, for consideration of common stock of Borrower; provided, however, nothing in this Section 8.3 shall be deemed to authorize or prohibit an investment pursuant to this subsection (b) in any entity before that entity is a Subsidiary and a Guarantor;

            (c) Investments in Subsidiaries which are not Guarantors, joint ventures and other non-consolidated entities existing as of the date of this Agreement and as described on Schedule 8.3(c).

            (d) Guarantee of the Lease and the notes to be issued in connection therewith not to exceed eighty-two percent (82%) of the amount financed in connection with the acquisition, buildout and equipping of the New York Restaurant;

            (e) Advances or guaranties of advances to officers, employees and celebrities in the ordinary course of business of less than $25,000,000 in the aggregate, including those existing on the Closing Date;

            (f) Other investments or loans of less than $1,000,000;

            (g) Direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

            (h) Commercial paper, bankers acceptances or corporate obligations maturing within one year from the date of creation thereof having a rating at the time as of which any determination is made of P-1 (or higher) according to Moody's or as A-1 (or higher) according to Standard & Poor's corporation or the equivalent thereof


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

      if by another nationally recognized credit rating agency;

            (i) Time deposits maturing within one year from the date of creation thereof, including certificates of deposit issued by any Lender and any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has total assets aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

            (j) Investments made by Plans;

            (k) Intercompany Loans;

            (l) Any obligations under the Aladdin Letter of Intent; and

            (m) Any other Guaranteed Indebtedness if immediately after said guaranty (which amount of Guaranteed Indebtedness shall be included in Funded Debt), the Borrower would be in full compliance with the Financial Covenants set forth in Section 7.8 above.

      Section 8.4 Sale and Leaseback Transactions. Without the approval of the Administrative Agent and the Required Lenders, sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which any Consolidated Company intends to use for substantially the same purpose or purposes as the property being sold or transferred, other than sale/leaseback transactions not to exceed any aggregate of $25,000,000.00 and with respect to which the proceeds of said permitted sale/leaseback transactions must be used to reduce amounts outstanding under the Facility.

      Section 8.5 Transactions with Affiliates.

            (a) Enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's length transaction with a Person other than an Affiliate.


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

            (b) Convey or transfer to any other Person (including any other Consolidated Company) any real property, buildings, or fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

      Section 8.6 Optional Prepayments. Directly or indirectly, prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of, any of its Indebtedness, or give a notice of redemption with respect to any such Indebtedness, or make any payment in violation of the subordination provisions of any Subordinated Debt, except with respect to (i) the Obligations under this Agreement and the Notes, (ii) prepayments of Indebtedness outstanding pursuant to revolving credit, overdraft and line of credit facilities set forth in
Schedule 6.13(a), and (iii) trade payables incurred in the ordinary course of business.

      Section 8.7 Changes in Business. Enter into any business other than entertainment, lodging and gaming and related industries, leisure industry, restaurant and related industries, retail industry and similar industries and businesses.

      Section 8.8 ERISA. Take or fail to take any action with respect to any Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Administrative Agent and the Required Lenders, where such actions or failures could result in a Materially Adverse Effect.

      Section 8.9 Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) the terms of any agreement, instrument or other document pursuant to which any Indebtedness incurred in connection with the Liens permitted by Section 8.1(b) is incurred by any Consolidated Company, so long as such prohibition or


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

restriction applies only to the property or asset being financed by such Indebtedness, (ii) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies, and (iii) the Security Interest.

      Section 8.10 Limitation on Payment Restrictions Affecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to Borrower or any other Consolidated Company, or (iii) transfer any of its property or assets to Borrower or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents.

      Section 8.11 Use of Proceeds. Use the proceeds of the Loans for any purpose except those set forth herein.

      Section 8.12 Subsidiary Indebtedness. Except for Intercompany Loans, Borrower shall not permit its Subsidiaries to incur any indebtedness in excess of $15,000,000.00 in the aggregate outstanding at any one time without the prior written consent of the Administrative Agent and the Required Lenders.

      Section 8.13 Dividends. Borrower shall not, without the prior written consent of the Administrative Agent and the Required Lenders, pay dividends in excess of ten percent (10%) of its Consolidated Net Income in any fiscal year, provided that immediately after said payments, no Default or Event of Default would then exist.

      Section 8.14 Restrictions on Subordinated Debt. No payments of any nature, whether principal, premium or interest, whatsoever may be made on any Subordinated Debt, nor may any Subordinated Debt be repurchased , redeemed, or otherwise retired, nor may any deposits be made pursuant to the provisions described under "Defeasance" of the 1998 Senior Subordinated Loan Agreement, without the prior written consent of the Agents and the Required Lenders during any Payment Blockage Period (as defined in the 1998 Senior Subordinated Loan Agreement .

                                   ARTICLE IX

                                EVENTS OF DEFAULT

      Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

      Section 9.1 Payments. Borrower shall fail to make promptly when due (including, without limitation, by mandatory


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

prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make (i) within three (3) Business Days after the due date therefore or
(ii) within one (1) Business Day after notice of such failure by Administrative Agent, whichever is later, any payment of interest, fee or other amount payable hereunder;

      Section 9.2 Covenants Without Notice. Borrower shall fail to observe or perform any covenant or Agreement contained in Sections 7.8, 8.1 (relating to consensual liens), 8.2 through 8.13;

      Section 9.3 Other Covenants. Borrower shall fail to observe or perform any covenant or Agreement contained in this Agreement, other than those referred to in Sections 9.1 and 9.2, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Administrative Agent or any Lender;

      Section 9.4 Representations. Any representation or warranty made or deemed to be made by Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Administrative Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

      Section 9.5 Non-Payments of Other Indebtedness. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness in excess of $5,000,000 (other than the Obligations);

      Section 9.6 Defaults Under Other Agreements. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements (other than those referenced in Section 9.5) contained in any agreements or instruments relating to any of its Indebtedness exceeding $5,000,000 in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;


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      Section 9.7 Bankruptcy. Borrower or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company; or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a Period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

      Section 9.8 ERISA. A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

            (a) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or
      Section 303 of ERISA; or

            (b) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

            (c) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or


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

            (d) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect;

      Section 9.9 Money Judgment. A judgment or order for the payment of money in excess of $5,000,000 or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by Agreement or otherwise);

      Section 9.10 Ownership of Credit Parties. If Borrower shall at any time fail to own and control the required percentage of the voting stock of any Guarantor, either directly or indirectly through a wholly-owned Subsidiary of Borrower;

      Section 9.11 Change in Control of Borrower.

            (a) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than forty percent (40%) of the shares of the outstanding common stock of Borrower entitled to vote for members of Borrower's board of directors; or

            (b) any event or condition shall occur or exist which, pursuant to the terms of any change in control provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect;

      Section 9.12 Default Under Other Credit Documents. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or any Credit Party seeks to cancel or terminate any Credit Documents or to limit its liability thereunder, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other

Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Credit Party;

      Section 9.13 Attachments. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company and is not removed, suspended or enjoined within 30 days of the same being made or any suspension or injunction being lifted;

      Section 9.14 Default Under the Lease. Any default shall occur under the Lease or the other documents executed in connection therewith and remain uncured beyond any applicable grace period; or

      Section 9.15 First Quarter Consolidated EBIT. The Consolidated EBIT for the Borrower's fiscal quarter ending March 31, 1998 is less than $1,500,000.00; then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Administrative Agent may, and upon the written or telex request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any other Credit Party: (i) declare all Commitments terminated, whereupon the pro rata Commitments of each Lender shall terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower; provided, that, if an Event of Default specified in Section 9.7 shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to any Credit Party, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.

                                    ARTICLE X

                                   THE AGENTS

      Section 10.1 Appointment of Agents. Each Lender hereby designates SunTrust Bank, Central Florida, National Association as Administrative Agent ("Administrative Agent") to administer all matters concerning the Loans and to act as herein specified and the Bank of Nova Scotia as Syndication Agent ("Syndication Agent"). Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through their agents or employees. The provisions of this
Section 10.1 are solely for the benefit of the Administrative Agent, and Borrower and the other Consolidated Companies shall not have any rights as third party beneficiaries of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations towards or relationship of agency or trust with or for the Borrower and the other Consolidated Companies.

      Section 10.2 Nature of Duties of Administrative Agent. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its gross negligence or willful misconduct. The duties of the Administrative Agent shall be ministerial and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations, in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

      Section 10.3 Lack of Reliance on the Administrative Agent.

            (a) Independently and without reliance upon the Administrative Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.


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

            (b) The Administrative Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreements, or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreements, or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Administrative Agent has been advised that a Lender has not received any information delivered to the Administrative Agent pursuant to Section 7.7, the Administrative Agent shall deliver or cause to be delivered such information to such Lender.

      Section 10.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

      Section 10.5 Reliance by Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agents may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.


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

      Section 10.6 Indemnification of Agents. To the extent the Agents is not reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agents, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agents in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agents for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agents' gross negligence or willful misconduct.

      Section 10.7 The Administrative Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

      Section 10.8 Holders of Notes. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.


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      Section 10.9 Successor Administrative Agent.

            (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Administrative Agent may not resign or be removed until a successor Administrative Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent subject to Borrower's prior written approval, which approval will not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent subject to Borrower's prior written approval, which approval will not be unreasonably withheld, which successor Administrative Agent shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000. If at any time SunTrust Bank, Central Florida, National Association is removed as a Lender, SunTrust Bank, Central Florida, National Association, shall simultaneously resign as Administrative Agent.

            (b) Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.


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                                   ARTICLE XI

                                  MISCELLANEOUS

      Section 11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section
11.1 and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; Provided that notices to the Agent shall not be effective until received.

      Section 11.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 5.1 or Section 5.2, (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) release any Guarantor from its obligations under any Guaranty Agreements, (vii) modify the definition of "Required Lenders," or (viii) modify this Section 11.2. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document. Lenders agree to use all reasonable efforts to


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respond to a request for a waiver or consent within the time requested by the
Agent.

      Section 11.3 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

      Section 11.4 Payment of Expenses, Etc. Borrower shall:

            (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agents in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agents and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Administrative Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel in the amount as provided in the Fee Letter, including without limitation in-house attorneys' fees), for any of the Lenders;

            (b) subject, in the case of certain Taxes, to the applicable provisions of Section 4.7(b), pay and hold


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      each of the Lenders harmless from and against any and all present and future stamp, documentary, intangible and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

            (c) indemnify the Agents and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

            (d) without limiting the indemnities set forth in subsection (c) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees


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      actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents (but excluding those incurred, suffered or sustained by any Indemnitee as a result of any action taken by or on behalf of the Lenders with respect to any Subsidiary of Borrower (or the assets thereof) owned or controlled by the Lenders); provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or wilful misconduct.

If and to the extent that the obligations of Borrower under this Section 11.4 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

      Section 11.5 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations are matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder. Each Lender shall promptly notify Borrower of any offset hereunder.

      Section 11.6 Benefit of Agreement.

            (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of all the Lenders.

            (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.


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

            (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Administrative Agent and Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Lender, (ii) the amount of the Commitments, in the case of the Revolving Loan Commitments , or Loans, in the case of assignment of Loans, of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and a processing and recordation fee of $3,500 payable by the Assignee, provided, however, said fees shall not be applicable in connection with any assignments by any of the Agents in their capacity as Lenders. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Administrative Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or amount of its retained Loans. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.


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            (d) Each Lender may, without the consent of Borrower and the
      Administrative Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article IV of this Agreement, and (iv) Borrower and the Administrative Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to Borrower and the Administrative Agent of the name of such participant.

            (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree in writing, a copy of which shall be furnished to Borrower, not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required


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      by law (provided prior notice is given to Borrower and the Administrative
      Agent unless otherwise prohibited by the subpoena, order or law), and
      (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Administrative Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

            (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

            (g) If (i) any Taxes referred to in Section 4.7(b) have been levied or imposed so as to require withholdings or deductions by Borrower and payment by Borrower of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section
      4.10 or for its reduced rate of return pursuant to Section 4.16, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from Borrower delivered to such Lender and the Administrative Agent, such Lender shall assign, in accordance with the provisions of Section 11.6(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Total Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

      Section 11.7 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

            (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF FLORIDA.


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            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT,
      THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE CIRCUIT COURT OF ORANGE COUNTY, FLORIDA, OR ANY OTHER COURT OF THE STATE OF FLORIDA OR OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN RESPECT OF ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER CREDIT DOCUMENT OR ANY DOCUMENT RELATED THERETO.

            (c) BORROWER AND GUARANTORS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AND/OR EACH SUCH GUARANTOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER AND THE GUARANTORS HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION EITHER OF THEM MAY HAVE TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY DOCUMENT RELATED THERETO.

            (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS, ANY LENDER, ANY HOLDER OF A NOTE OR ANY CREDIT PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

      Section 11.8 Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      Section 11.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


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      Section 11.10 Effectiveness; Survival.

            (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the following conditions have been met:

                  (i) Of the parties hereto shall have signed a counterpart
            hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent pursuant to Section
            5.1 or, in the case of the Lenders, shall have given to the Administrative Agent written or telex notice (actually received) that the same has been signed and mailed to them.

                  (ii) The offering of the 1998 Senior Subordinated Debt Issue shall have been successful in the manner as set forth in Section 5.1(ii) and 6.2(a) above.

            (b) The obligations of Borrower under Sections 4.7(b), 4.8, 4.10, 4.12, 4.16, and 11.4 hereof shall survive for one hundred twenty (120) days after the payment in full of the Notes after the Final Maturity Date, provided, however, in regard to the obligation of the Borrower to pay documentary taxes and intangible taxes on all advances under the Revolving Loans as set forth in Section 4.1(g) above, said obligation shall extend and remain for a period of ninety (90) days after the expiration of the applicable statute of limitations for the payment of said intangible taxes. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

      Section 11.11 Severability. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      Section 11.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception


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to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

      Section 11.13 Change in Accounting Principles, Fiscal Year or Tax Laws. If
(i) any preparation of the financial statements referred to in Section 7.7 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) (other than changes mandated by FASB 106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year as provided herein, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies, financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

      Section 11.14 Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire Agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

      Section 11.15 Time is of the Essence. Time is of the essence in interpreting and performing this Agreement and all other Credit Documents.

      Section 11.16 Usury. It is the intent of the parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and Borrower and Lenders agree that, should any provision of this Agreement or of the Notes, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to Lenders by Borrower under this Agreement.


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      Section 11.17 Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or through its agents prepared the same, it being agreed that Borrower, Administrative Agent, Lenders and their respective agents have participated in the preparation hereof.

      Section 11.18 European Monetary Union. It is hereby acknowledged that during the term of this Agreement certain European nations may adopt a single European currency as their lawful currency in place of certain currencies that are available hereunder as part of the anticipated European Economic and Monetary Union. It is hereby acknowledged and agreed that "Available Foreign Currency", as defined herein, including United Kingdom Pounds Sterling, shall include any such successor currency and that conversion into such successor currency shall be made at the official rate of conversion, as determined by the Administrative Agent, on the date on which any such Available Foreign Currency is so replaced, and that the denomination of the original currency shall be retained hereunder for so long as it is legally permissible. It is hereby further acknowledged and agreed that the provisions of this Agreement relating to Multicurrency Loans shall remain in full force and effect upon such conversion, and that neither the introduction of a single European currency, the replacement of an Available Foreign Currency thereby, the fixing of the official rate of conversion, nor any economic consequences resulting therefrom shall give rise to any right to terminate, contest, cancel, modify or renegotiate the provisions of this Agreement.

      Section 11.19 Amendment and Restatement of Initial Credit Agreement. Effective on the Effective Date, this Agreement amends and restates in its entirety the Initial Credit Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Orlando, Florida, by their duly authorized officers as of the day and year first above written.

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                                      100

                  [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                   BETWEEN SUNTRUST AND SCOTIABANK, AS AGENTS,
                    AND PLANET HOLLYWOOD INTERNATIONAL, INC.]

                                                 BORROWER:

                                                 PLANET HOLLYWOOD
                                                 INTERNATIONAL, INC.


                                                 By:___________________________
                                                    Thomas Avallone,
                                                      Executive Vice President



                                                 8669 Commodity Circle
                                                 Orlando, Florida  32819

                                                 Telecopy No.:  (407)352-7310
                                                 Telephone No.:  (407)363-7827

In the case of Notices to the Borrower, copies shall be sent to:

Byrd F. Marshall, Jr., Esq.
Gray, Harris & Robinson, P.A.
201 E. Pine Street
Suite 1200
Orlando, Florida  32801

Telecopy No.:  (407)244-5690
Telephone No.:  (407)843-8880

                  [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT
                   BETWEEN SUNTRUST AND SCOTIABANK, AS AGENTS,
                    AND PLANET HOLLYWOOD INTERNATIONAL, INC.]

Signed, sealed and delivered                     SUNTRUST BANK, CENTRAL
in the presence of:                              FLORIDA, NATIONAL ASSOCIATION,
                                                 individually and as
                                                 Administrative Agent and Agent


                                                 By:___________________________
                                                     Vipul H. Patel,
                                                      First Vice President

Address for Notices:

200 S. Orange Avenue
6th Floor - SOAB
Orlando, Florida 32801

Attention: Mr. Vipul H. Patel,
           First Vice President

Telecopy No.  (407) 237-4076
Telephone No. (407) 237-5352

Payment Office:

200 S. Orange Avenue
6th Floor - SOAB
Orlando, Florida 32801

--------------------------------------------------------------------------------

Revolving Loan Commitment:  $32,500,000.00

Pro Rata Share of Revolving Loan Commitment: 50.00%

           [SIGNATURE PAGE TO REVOLVING CREDIT AND TERM LOAN AGREEMENT
                   BETWEEN SUNTRUST AND SCOTIABANK, AS AGENTS,
                    AND PLANET HOLLYWOOD INTERNATIONAL, INC.]

Signed, sealed and delivered                     THE BANK OF NOVA SCOTIA
in the presence of:                              Individually and as
                                                 Syndication Agent and Agent

                                                 By:___________________________
                                                 Name:_________________________
                                                 Title:________________________

Address for Notices:

Atlanta Agency, Suite 2700
600 Peachtree Street, N.E.
Atlanta, GA 30308

Attn: Mr. Frank Sandler

Telecopy No.      (404) 888-8998
Telephone No.     (404) 877-1505

Payment Office:

Atlanta Agency, Suite 2700
600 Peachtree Street, N.E.
Atlanta, GA 30308

Attn: Ms. Dorothy Legista,
          Loan Administration

Revolving Loan Commitment:  $32,500,000.00

Pro Rata Share of Revolving Loan Commitment: 50.00%

                          AFFIDAVIT REGARDING EXECUTION
                                OF LOAN DOCUMENTS

STATE OF GEORGIA

COUNTY OF _______________

      I HEREBY CERTIFY, that on this, the 25th day of March, 1998, before me, an officer duly authorized in the State and County aforesaid to take acknowledgements, personally appeared Thomas Avallone, the Executive Fice President of PLANET HOLLYWOOD INTERNATIONAL, INC. (the "Maker") and Vipul H. Patel, a First Vice President of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION (the "Administrative Agent"), to me known to be the persons who executed the following described loan documents and they acknowledged before me that they executed the same in the County and State aforesaid and the date hereof:

      1. Amended and Restated Credit Agreement dated March 25, 1998 between the Maker and SunTrust Bank, Central Florida, National Association and the Bank of Nova Scotia.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 25th day of March, 1998.

                                           -----------------------------------
                                           Signature of Notary Public -
                                            State of Georgia


                                           -----------------------------------

                                           Print, type or stamp commissioned
                                           name of Notary Personally known
                                           ______ OR Produced Identification____
                                           Type of Identification
                                           Produced:__________________________

                        AFFIDAVIT REGARDING OUT-OF-STATE
                           DELIVERY OF LOAN DOCUMENTS

STATE OF GEORGIA

COUNTY OF _______________

      I, Vipul H. Patel,being first duly sworn upon my oath, depose and say:

      1. That I am a First Vice President of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION (the "Administrative Agent").

      2. That on the 25th day of March, 1998, I accepted delivery of the following described loan documents:

            (a) Amended and Restated Credit Agreement dated March 25, 1998 between the Maker and SunTrust Bank, Central Florida, National Association and The Bank of Nova Scotia.

      3. That the execution of the loan documents took place in the City of Atlanta in the State of Georgia,

      4. That I accepted delivery of the loan documents on behalf of SunTrust Bank in Atlanta, Georgia.

                                           ------------------------------
                                           Vipul H. Patel,
                                             First Vice President

         Sworn and subscribed before me this 25th day of March, 1998.

                                           -----------------------------------
                                           Signature of Notary Public -
                                            State of Georgia


                                           -----------------------------------

                                           Print, type or stamp commissioned
                                           name of Notary Personally known
                                           ______ OR Produced Identification____
                                           Type of Identification
                                           Produced:__________________________

                                   EXHIBIT "A"

Planet Hollywood (Aspen), Inc.
Planet Hollywood (Atlantic City), Inc.
Planet Hollywood (Chefs), Inc. [f/k/a Planet Hollywood
  (Nashville), Inc.]
Planet Hollywood (Chicago), Inc.
Planet Hollywood (Honolulu), Inc.
Planet Hollywood (London), Inc. [f/k/a Planet Hollywood
  (Seattle), Inc.]
Planet Hollywood (LP), Inc.
Planet Hollywood (Mail Order), Inc. [f/k/a Planet Hollywood
  (Denver), Inc.]
Planet Hollywood (Maui), Inc.
Planet Hollywood (New Orleans), Inc.
Planet Hollywood (New York City), Inc.
Planet Hollywood (Orlando), Inc.
Planet Hollywood (Paris), Inc.
Planet Hollywood (Phoenix), Inc.
Planet Hollywood (Region I), Inc. [f/k/a Planet Hollywood
  (Miami), Inc.]
Planet Hollywood (Region II), Inc. [f/k/a Planet Hollywood
  (Atlanta), Inc.]
Planet Hollywood (Region III), Inc., [f/k/a Planet Hollywood
  (Washington), Inc.]
Planet Hollywood (Region IV), Inc.
Planet Hollywood (Region VI), Inc.
Planet Hollywood (Region VII), Inc. [f/k/a Planet Hollywood (San
  Diego), Inc.; successor by merger to Planet Hollywood (Beverly
  Hills), Inc.]
Planet Hollywood (Tel Aviv), Inc.
Planet Hollywood (Theatres), Inc.
Planet Hollywood (Warehouse), Inc.
Planet Hospitality Holdings, Inc.

All Star Cafe International, Inc.
All Star Cafe (New York), Inc.
Authentic All Star, Inc.
Official All Star Cafe, Inc.
Corner Enterprises, Inc.
EBCO Management, Inc.

                             SCHEDULE OF EXHIBITS

Exhibit A                     Form of Assignment and Acceptance
Exhibit B                     Form of Subsidiary Guaranty Agreement
Exhibit C                     Form of Contribution Agreement
Exhibit D                     Form of Revolving Credit Note
Exhibit E                     Form of Pledge Agreement
Exhibit F                     Form of Closing Certificate
Exhibit G                     Form of Opinion of Borrower's Counsel
Exhibit H                     Form of Joinder to this Agreement
Exhibit I                     Form of Supplement to Subsidiary
                              Guaranty Agreement
Exhibit J                     Form of Supplement to Contribution
                              Agreement
Exhibit K                     Description of Headquarters Real
                              Property
Exhibit L                     Form of Security Agreement

                                  EXHIBIT "A"

                       FORM OF ASSIGNMENT AND ACCEPTANCE

      Reference is made to that certain Amended and Restated Revolving Credit Agreement dated as of March _____, 1998 (as may be amended, modified or supplemented to the date hereof, the "Credit Agreement"), among PLANET HOLLYWOOD INTERNATIONAL, INC., as Borrower, the lenders listed on the signature pages thereof ("Lenders"), and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

      1. Assignor (as identified below) hereby sells and assigns to Assignee (as identified below), without recourse against Assignor, and Assignee hereby purchases and assumes from Assignor, without recourse against Assignor, effective as of the Effective Date hereinafter set forth, the interests set forth below (collectively, the "Assigned Interest"), in Assignor's rights and obligations under the Credit Agreement, including without limitation, the below specified Revolving Loan Commitment and/or Term Loan Commitment of Assignor on the Effective Date, and the below specified Revolving Loans and/or Term Loans owing to Assignor that are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date, and the amount (if any) set forth below of the fees referred to in Section 2.8 and Section 4.5 of the Credit Agreement accrued to the Effective Date for the account of Assignor. From and after the Effective Date, (a) Assignee shall be a party to and be bound by the provisions of the Credit Agreement, and to the extent of the interest assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Credit Documents (except for any such obligations that are due and payable on, or that become due and payable before, the effectiveness of this Assignment and Acceptance), and (b) Assignor shall, to the extent of its interest assigned by this Assignment and Acceptance and otherwise to the extent set forth in the foregoing clause (a), relinquish its rights and be released from its obligations under the Credit Agreement and the Credit Documents.

      2. Each of the Assignor and the Assignee represents, warrants and agrees to and with the other and the Agent as follows: (a) Assignor warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its

            Revolving Loan Commitment and/or Term Loan Commitment and the outstanding balances of its Loans under such Facility(ies), without giving effect to assignments thereof which have not become effective, are as set forth below, (b) except as set forth in (a), Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document or any instrument or documents furnished pursuant thereto, or the financial condition of the Borrower or any other Credit Party of any of its obligations under the Credit Documents; (c) the Assignee represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (d) Assignee confirms that it has received a copy of the Credit Agreement, such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (e) Assignee agrees that it will perform its obligations as a Lender under the Credit Documents as required by the terms thereof; and (f) Assignee appoints and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms of the Credit Documents and as are reasonably incidental thereto.

      3. This Assignment and Acceptance is being delivered to the Agent, together with (a) the Notes evidencing the Loans included in the Assigned Interest, and (b) a copy of the Assignment and Acceptance after it is duly executed by each of the Assignee and the Assignor.

      4. This Assignment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws principles thereof.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address (Including Telex and Telecopy Numbers) for

Notices:

Assignee's Lending Office:

Effective Date of Assignment (may not be fewer than five (5) Business Days after the date of the Assignment):

LOANS ASSIGNED:
                                                      Percentage of
                      Principal Amount                Commitment
Facility                  Assigned                    Assigned
--------                  --------                    --------

Revolving Loan          $                             ______%
Facility

Immediately after giving effect to this Assignment:

      The aggregate amount of the Revolving Loan Commitment of Assignor is $_____________________.

      The aggregate amount of the Revolving Loan Commitment of Assignee is $_____________________.

[NAME OF ASSIGNOR]


By:_____________________________
   Name:
   Title:
   As Assignor

[NAME OF ASSIGNEE]


By:_____________________________
   Name:
   Title:
   As Assignee

CONSENTED TO:

SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION
 As Administrative Agent

By:_____________________________________
   Name:________________________________
   Title:_______________________________


PLANET HOLLYWOOD INTERNATIONAL, INC.
  As Borrower

By:_____________________________________
   Name:________________________________
   Title:_______________________________

                                  EXHIBIT "B"

                                    FORM OF
                         SUBSIDIARY GUARANTY AGREEMENT

      This SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty"), dated as of March _____, 1998, made by the entities listed on Exhibit "A" attached hereto, each of which is a corporation organized and existing in the State set forth in Exhibit "A" (the foregoing corporations individually a "Guarantor" and collectively the "Guarantors"), in favor of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrative Agent for Lenders at any time parties to the Credit Agreement (as hereinafter defined) (the "Agent") and each assignee thereof becoming a "Lender" as provided therein (the "Lenders"; the Lenders and the Agent being individually referred to herein as a "Guaranteed Party" and collectively referred to herein as the "Guaranteed Parties");

                             W I T N E S S E T H:

      WHEREAS, PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the Lenders and the Agent have entered into that certain Amended and Restated Revolving Credit Agreement dated as of March _____, 1998 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, and including all schedules, riders, and supplements thereto, the "Credit Agreement"; terms defined therein and not otherwise defined herein being used herein as therein defined);

      WHEREAS, the Borrower owns, directly or indirectly, all of the outstanding capital stock of each of the Guarantors;

      WHEREAS, the Borrower and Guarantors share an identity of interest as members of a consolidated group of companies engaged in substantially similar businesses with the Borrower providing certain centralized financial, accounting and management services to each of the Guarantors by virtue of intercompany advances and loans such that financial accommodations to the Borrower under the Credit Agreement shall inure to the direct and material benefit of each of the Guarantors; and

      WHEREAS, consummation of the transactions pursuant to the Credit Agreement will facilitate expansion and enhance the overall financial strength and stability of the Borrower's entire corporate group, including the Guarantors; and

      WHEREAS, it is a condition precedent to the Lender's obligations to enter into the Credit Agreement and to make extensions of credit thereunder that the Guarantors execute and deliver this Guaranty, and the Guarantors desire to execute and deliver this Guaranty to satisfy such condition precedent;

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into and perform their obligations under the Credit Agreement, the Guarantors hereby jointly and severally agree as follows:

      SECTION 1. Guaranty. The Guarantors hereby jointly and severally, irrevocably, absolutely and unconditionally, guarantee the punctual and full payment when due, whether at stated maturity, by acceleration or otherwise, of all Loans and all other Obligations owing by the Borrower to the Lenders and the Agent, or any of them, jointly or severally under the Credit Agreement, the Notes and the other Credit Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred and expenses, whether suit be brought or not, including reasonable attorneys' fees, costs and expenses if appeal is taken) incurred by the Agent in enforcing any rights under this Guaranty (collectively, the "Guaranteed Obligations"), including without limitation, all interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on any principal portion of the Guaranteed Obligations. Any and all payments by the Guarantors hereunder shall be made free and clear of and without deduction for any set-off, counterclaim, or withholding so that, in each case, each Guaranteed Party will receive, after giving effect to any Taxes (as such term is defined in the Credit Agreement, but excluding Taxes imposed on overall net income of the Guaranteed Party to the same extent as excluded pursuant to the Credit Agreement), the full amount that it would otherwise be entitled to receive with respect to the Guaranteed Obligations (but without duplication of amounts for Taxes already included in the Guaranteed Obligations). The Guarantors acknowledge and agree that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, against any security for the Guaranteed Obligations, against any other Guarantor or under any other guaranty covering any portion of the Guaranteed Obligations.

      SECTION 2. Guaranty Absolute. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The liability of each

Guarantor under this Guaranty shall be primary, absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

      (a) any change in the time, place or manner of payment of, the amount of or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Credit Agreement, the other Credit Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

      (b) any lack of validity or enforceability of the Credit Agreement, the other Credit Documents, or any other document, instrument or agreement referred to therein or any assignment or transfer of any thereof;

      (c) any furnishing to the Guaranteed Parties of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

      (d) any release, adjustment, settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrower;

      (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor or the Borrower, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

      (f) any non-perfection of any security interest or lien on any collateral, or any amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Guaranteed Obligations;

      (g) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the

      Borrower to the Guaranteed Parties, regardless of what liabilities of the Borrower remain unpaid;

      (h) any act or failure to act by any Guaranteed Party which may adversely affect a Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty; and

      (i) any other circumstance which might otherwise constitute a defense available to, or a discharge or release of, any Guarantor.

If claim is ever made upon any Guaranteed Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and any Guaranteed Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Guaranteed Party or any of its property, or (b) any settlement or compromise of any such claim effected by the Guaranteed Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, the other Credit Documents, or any other instrument evidencing any liability of the Borrower, and the Guarantors shall be and remain liable to the Guaranteed Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Guaranteed Party.

      SECTION 3. Waiver. The Guarantors hereby waive notice of acceptance of this Guaranty, notice of any liability to which it may apply, and further waive presentment, demand for payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Guaranteed Parties against, and any other notice to, the Borrower or any other party liable with respect to the Guaranteed Obligations (including the Guarantors or any other Person executing a guaranty of the obligations of the Borrower) and all other defenses, offsets and counterclaims which any Guarantor may at any time have to any claim of any Guaranteed Party against the Borrower.

      SECTION 4. Waiver of Subrogation. No Guarantor will exercise any rights against the Borrower which it may acquire by way of subrogation or contribution, by any payment made hereunder or otherwise. Each Guarantor hereby expressly waives any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by any Guarantor hereunder, including, without limitation, any claim, right or remedy of the Guaranteed Parties against the Borrower or any security which the Guaranteed Parties now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under color of law or otherwise.

      SECTION 5. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by a Guarantor therefrom shall in any event be effective unless the same shall be in writing executed by the Agent.

      SECTION 7. Notices. All notices and other communications provided for hereunder shall be given in the manner specified in the Credit Agreement (i) in the case of the Agent, at the address specified for the Agent in the Credit Agreement, and (ii) in the case of the Guarantors, at the respective addresses specified for such Guarantors in this Guaranty.

      SECTION 8. No Waiver: Remedies. No failure on the part of the Agent or other Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Agent or other Guaranteed Parties to any other or further action in any circumstances without notice or demand. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 9. Right Of Set Off. In addition to and not in limitation of all rights of offset that the Agent or other Guaranteed Parties may have under applicable law, the Agent or other Guaranteed Parties shall, upon the occurrence of any Event of Default and whether or not the Agent or other Guaranteed Parties have made any demand or the Guaranteed Obligations are matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits of any Guarantor (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Agent or other Guaranteed Parties to any Guarantor, whether or not related to this Guaranty or any transaction hereunder. The Guaranteed Parties shall promptly notify the relevant Guarantor of any offset hereunder.

      SECTION 10. Continuing Guaranty; Binding Effect; Inurement. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the termination of the Total Commitments, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Agent, its successors, transferees and assigns, for the benefit of the Guaranteed Parties.

      SECTION 11. Governing Law; Submission To Jurisdiction; Full Faith and Credit; Waiver of Jury Trial.

      (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE CIRCUIT COURT OF ORANGE COUNTY OF THE STATE OF FLORIDA OR ANY OTHER COURT OF THE STATE OF FLORIDA OR OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT AND OTHER GUARANTEED PARTIES WITH RESPECT TO THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER OR THE AGENT TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION.

      (c) TO THE EXTENT THAT ANY GUARANTEED PARTY OBTAINS ANY JUDGMENT AGAINST ANY GUARANTOR UNDER THIS GUARANTY, THE GUARANTORS DO HEREBY AGREE THAT SUCH JUDGMENT SHALL BE ENTITLED TO "FULL FAITH AND CREDIT" WITH THE SAME FORCE AND EFFECT AS IF SUCH JUDGMENT WAS RENDERED AGAINST SUCH GUARANTOR BY A COURT OR OTHER TRIBUNAL LOCATED IN THE DOMICILE OF SUCH GUARANTOR, IF DIFFERENT FROM THAT IN WHICH SUCH JUDGMENT IS RENDERED. THE GUARANTORS HEREBY AGREE TO THE VALIDITY AND ENFORCEABILITY OF ANY SUCH JUDGMENT AND SHALL NOT SEEK TO CHALLENGE OR "GO BEHIND" THE FACE OF SUCH JUDGMENT.

      (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION,

PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE GUARANTEED PARTIES TO EXTEND CREDIT TO OR OTHERWISE BECOME OR REMAIN A CREDITOR OF THE BORROWER. FURTHER, GUARANTORS HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE GUARANTEED PARTIES NOR ANY COUNSEL FOR THE GUARANTEED PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE GUARANTEED PARTIES WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT OF JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE GUARANTEED PARTIES NOR COUNSEL FOR THE GUARANTEED PARTIES HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

      SECTION 12. Subordination Of the Borrower's Obligations To the Guarantors. As an independent covenant, each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and other Guaranteed Parties that all obligations and liabilities of the Borrower to such Guarantor of whatsoever description including, without limitation, all intercompany receivables of such Guarantor from the Borrower ("Junior Claims") shall be subordinate and junior in right of payment to all obligations of the Borrower to the Agent and other Guaranteed Parties under the terms of the Credit Agreement and the other Credit Documents ("Senior Claims").

      If an Event of Default shall occur, then, unless and until such Event of Default shall have been cured, waived, or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by set-off or otherwise) shall be made by the Borrower to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

      In the event of a Proceeding (as hereinafter defined), all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, securities by setoff or otherwise) shall be made to any Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of the previous sentence, "Proceeding" means the Borrower or any Guarantor shall commence a voluntary case concerning itself under the Bankruptcy Code or any other applicable bankruptcy laws; or any involuntary case is commenced against the Borrower or any Guarantor; or a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Borrower or any Guarantor, or the Borrower or any Guarantor commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any Guarantor, or any such proceeding is commenced against the Borrower or any Guarantor, or the Borrower or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property; or the Borrower or any Guarantor makes a general assignment for the benefit of creditors; or the Borrower or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Borrower or any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action shall be taken by the Borrower or any Guarantor for the purpose of effecting any of the foregoing.

      In the event any direct or indirect payment or distribution is made to a Guarantor in contravention of this Section 12, such payment or distribution shall be deemed received in trust for the benefit of the Agent and other Guaranteed Parties and shall be immediately paid over to the Agent for application against the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

      Each Guarantor agrees to execute such additional documents as the Agent may reasonably request to evidence the subordination provided for in this
Section 12.

      SECTION 13. Judgment Currency.

      (a) The Guarantors' obligations hereunder to make payments in a particular currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Guaranteed Parties of the full amount of the Obligation Currency expressed to be payable under this Guaranty or the Credit Agreement. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereafter referred to as the "Judgment Currency Conversion Date").

      (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

      (c) For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

      (d) If the Obligation Currency is U.S. Dollars, the currency equivalent shall be the Dollar Equivalent.

      SECTION 14. Automatic Acceleration in Certain Events. Upon the occurrence of an Event of Default specified in Article IX of the Credit Agreement, all Guaranteed Obligations shall automatically become immediately due and payable by the Guarantors, without notice or other action on the part of the Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated. In addition, if any event of the types described in Article IX of the Credit Agreement should occur with respect to any Guarantor, then the Guaranteed Obligations shall automatically become immediately due and payable by such Guarantor, without notice or other action on the part of the Agent or other Guaranteed Parties, and regardless of whether payment of the Guaranteed Obligations by the Borrower has then been accelerated.

      SECTION 15. Savings Clause.

      (a) It is the intent of each Guarantor and the Guaranteed Parties that each Guarantor's maximum obligations hereunder shall be, but not in excess of:

            (i) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of
      Section 544 of the Bankruptcy Code; or

            (ii) in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of the Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

            (iii) in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

      (b) To the end set forth in Section 15(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to conduct its business, or cause the Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among Guarantors, the maximum Guaranteed obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Guaranteed Parties), as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 15(b) is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor to be subject to avoidance under the Avoidance

Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 15 as against the Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

      (c) None of the provisions of this Section 15 are intended in any manner to alter the obligations of any holder of Subordinated Debt or the rights of the holders of "senior indebtedness" as provided by the terms of the Subordinated Debt. Accordingly, it is the intent of each of the Guarantors that, in the event that any payment or distribution is made with respect to the Subordinated Debt prior to the payment in full of the Guaranteed Obligations by virtue of the provisions of this Section 15, in any case or proceeding of the kinds described in clauses (i)-(iii) of Section 15(a), the holders of the Subordinated Debt shall be obligated to pay or deliver such payment or distribution to or for the benefit of the Guaranteed Parties. Furthermore, in respect of the Avoidance Provisions, it is the intent of each Guarantor that the subrogation rights of the holders of Subordinated Debt with respect to the obligations of the Guarantor under this Guaranty, be subject in all respects to the provisions of
Section 15(b).

      SECTION 16. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

      SECTION 17. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in Article VI of the Credit Agreement are true and correct.

      SECTION 18. Survival of Agreement. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty and the Credit Agreement, the making of the Loans and the execution and delivery of the Notes and the other Credit Documents.

      SECTION 19. Counterparts. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      SECTION 20. Currency of Payment. All payments to be made by the Guarantors hereunder shall be made in the relevant currency or currencies in which the Guaranteed Obligations are denominated in immediately available funds. If any Guarantor is unable for any reason to effect payment of any of the Guaranteed Obligations in the currency in which such Guaranteed Obligations are denominated, the Guaranteed Parties may, at their option, require such payment to be made in the Dollar Equivalent of such currency. If in any case where any of the Guarantors shall make any such payment in the Dollar Equivalent, the Guarantors agree to hold the Guaranteed Parties harmless from any loss incurred by the Lenders arising from any change in the value of Dollars in relation to such currency between the date such payment became due and the date of payment thereof.

      SECTION 21. Additional Guarantors. Upon execution and delivery by any Subsidiary of the Borrower of an instrument in the form of Exhibit I to the Credit Agreement, such Subsidiary of the Borrower shall become a Guarantor hereunder with the same force and effect as if originally named a Guarantor herein (each an "Additional Guarantor"). The execution and delivery of any such instrument shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Guarantor as a party to this Guaranty.

      IN WITNESS WHEREOF, each Guarantor and the Agent have caused this Guaranty to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                                          GUARANTORS:

                                          AS OFFICERS, DIRECTORS AND/OR
                                          AUTHORIZED SIGNATORIES OF
                                          EACH OF THE MATERIAL
                                          SUBSIDIARIES SHOWN ON
                                          EXHIBIT "A" ATTACHED HERETO

                                          By:___________________________
                                             Thomas Avallone,
                                               Executive Vice President

Address for Notices:
7380 Sand Lake Road, Suite 600
Orlando, Florida  32819

                                          ADMINISTRATIVE AGENT:

                                          SUNTRUST BANK, CENTRAL
                                          FLORIDA, NATIONAL ASSOCIATION

                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________

SECTION 12 OF THE
FOREGOING GUARANTY
ACKNOWLEDGED AND
AGREED TO:

PLANET HOLLYWOOD INTERNATIONAL, INC.

By:___________________________
   Thomas Avallone,
     Executive Vice President

                                   EXHIBIT "A"

Planet Hollywood (Aspen), Inc.
Planet Hollywood (Atlantic City), Inc.
Planet Hollywood (Chefs), Inc. [f/k/a Planet Hollywood
  (Nashville), Inc.]
Planet Hollywood (Chicago), Inc.
Planet Hollywood (Honolulu), Inc.
Planet Hollywood (London), Inc. [f/k/a Planet Hollywood
  (Seattle), Inc.]
Planet Hollywood (LP), Inc.
Planet Hollywood (Mail Order), Inc. [f/k/a Planet Hollywood
  (Denver), Inc.]
Planet Hollywood (Maui), Inc.
Planet Hollywood (New Orleans), Inc.
Planet Hollywood (New York City), Inc.
Planet Hollywood (Orlando), Inc.
Planet Hollywood (Paris), Inc.
Planet Hollywood (Phoenix), Inc.
Planet Hollywood (Region I), Inc. [f/k/a Planet Hollywood
  (Miami), Inc.]
Planet Hollywood (Region II), Inc. [f/k/a Planet Hollywood
  (Atlanta), Inc.]
Planet Hollywood (Region III), Inc., [f/k/a Planet Hollywood
  (Washington), Inc.]
Planet Hollywood (Region IV), Inc.
Planet Hollywood (Region VI), Inc.
Planet Hollywood (Region VII), Inc. [f/k/a Planet Hollywood (San
  Diego), Inc.; successor by merger to Planet Hollywood (Beverly
  Hills), Inc.]
Planet Hollywood (Tel Aviv), Inc.
Planet Hollywood (Theatres), Inc.
Planet Hollywood (Warehouse), Inc.
Planet Hospitality Holdings, Inc.

All Star Cafe International, Inc.
All Star Cafe (New York), Inc.
Authentic All Star, Inc.
Official All Star Cafe, Inc.

Corner Enterprises, Inc.
EBCO Management, Inc.

                                   EXHIBIT "C"

                                     FORM OF
                             CONTRIBUTION AGREEMENT

      This CONTRIBUTION AGREEMENT dated as of March _____, 1998 (this "Contribution Agreement") by and among PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), each of the Subsidiaries of the Borrower listed on the signature pages hereof (collectively, and together with any successors, referred to herein individually as a "Guarantor" and collectively as "Guarantors") and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Administrative Agent (the "Agent"), in its capacity as Administrative Agent for the Lenders identified on the signature pages to the Credit Agreement (as defined below) and each assignee thereof becoming a "lender" as provided therein (the "Lenders") for the purpose of establishing rights and obligations of contribution among the Guarantors in connection with the Guaranty Agreement (as such term is defined below).

                                 R E C I T A L S

      WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Amended and Restated Revolving Credit Agreement dated as of March _____, 1998 (as it may hereafter be amended, restated, modified, or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement);

      WHEREAS, the obligation of Lenders to lend under the Credit Agreement is conditioned on, among other things, the provision of a Contribution Agreement in the form hereof;

      WHEREAS, Guarantors and Agent have entered into the Subsidiary Guaranty Agreement dated as of even date herewith (the "Guaranty Agreement") pursuant to which such Guarantors have agreed to guarantee all the obligations of the Borrower pursuant to the Credit Agreement and all other Guaranteed Obligations (as defined in the Guaranty Agreement);

      WHEREAS, as a result of transactions contemplated by the Credit Agreement, Guarantors will benefit from the Guaranteed Obligations and in consideration thereof desire to enter into this Contribution Agreement to provide a fair and equitable arrangement to make contributions in the event payments are made under the Guaranty Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, each Guarantor and Agent hereby agree as follows:

      SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Guaranty Agreement in respect of the obligations of the Borrower under the terms of the Credit Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and
(b) in the event any assets of any Guarantor shall be sold pursuant to any stock pledge agreement or similar instrument or agreement to satisfy a claim of any Guaranteed Party (as defined in the Guaranty Agreement), the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. Each Guarantor has waived its rights to subrogation, pursuant to Section 4 of the Guaranty Agreement.

      SECTION 2. Contribution and Subrogation. Each Guarantor agrees (subject to
Section 3) that in the event a payment shall be made by any Guarantor under the Guaranty Agreement or assets of any Guarantor shall be sold pursuant to any stock pledge agreement or similar instrument or agreement to satisfy a claim of any Guaranteed Party, and such Guarantor (the "Claiming Guarantor") shall not have been indemnified by the Borrower as provided in Section 1, each other Guarantor (a "Contributing Guarantor") shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, multiplied by a fraction, the numerator of which shall be the Consolidated Net Worth of the Contributing Guarantor on the date hereof, and the denominator of which shall be the sum of the Consolidated Net Worth of all the Guarantors on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

      SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, (i) all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity or contribution under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full of the Guaranteed Obligations (as defined in the Guaranty Agreement), and (ii) no such rights shall be exercised until all of the Guaranteed Obligations shall have been irrevocably paid in full and the Credit Agreement shall have been irrevocably terminated. If any amount shall be paid to any Guarantor on account of such indemnity or contribution rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties (as defined in the Guaranty Agreement) and shall forthwith be paid to the Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to the Guaranty Agreement, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under such Guaranty Agreement.

      SECTION 4. Allocation. If at any time there exists more than one Claiming Guarantor with respect to the Guaranty Agreement, then payment from other Guarantors pursuant to this Contribution Agreement shall be allocated among such Claiming Guarantors in proportion to the total amount of money paid for or on account of the Guaranteed Obligations by each such Claiming Guarantor pursuant to the Guaranty Agreement.

      SECTION 5. Preservation of Rights. This Contribution Agreement shall not limit or affect any right which any Guarantor may have against any other Person that is not a party hereto.

      SECTION 6. Subsidiary Payment. The amount of contribution payable under this Contribution Agreement by any Guarantor with respect to the Guaranty Agreement shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Guarantor with respect to the Guaranty Agreement.

      SECTION 7. Asset Sale. If all of the stock of any Guarantor shall be sold or otherwise disposed of (including by merger or consolidation) in an asset sale not prohibited by the Credit Agreement or otherwise consented to by the Agent and the Required Lenders under the Credit Agreement, the agreements of such Guarantor hereunder shall automatically be discharged and released without any further action by such Guarantor and shall be assumed in full by the corporation which prior to such asset sale or consent owned the stock of such Guarantor, effective as of the time of such asset sale or consent. The Borrower shall cause any such corporation which is not a Guarantor to become a party to this Contribution Agreement and the Guaranty Agreement unless otherwise agreed in writing by the Agent and the Required Lenders.

      SECTION 8. Equitable Allocation. If as a result of any reorganization, recapitalization or other corporate change in the Borrower or any of its Subsidiaries, or as a result of any amendment, waiver or modification of the terms and conditions governing the Guaranty Agreement or any of the Guaranteed Obligations, or for any other reason, the contributions under this Contribution Agreement become inequitable, the parties hereto shall promptly modify and amend this Contribution Agreement to provide for an equitable allocation of contributions. All such modifications and amendments shall be in writing and signed by all parties hereto.

      SECTION 9. Asset of Party to Which Contribution and Indemnification Are Owing. The parties hereto acknowledge that the right to contribution and indemnification hereunder shall each constitute an asset in favor of the party to which such contribution or indemnification is owing.

      SECTION 10. Successors and Assigns; Amendments. This Contribution Agreement shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. None of any Guarantor's rights or any interest therein under this Contribution Agreement may be assigned or transferred without the written consent of the Agent. In the event of any such transfer or assignment of rights by any Guarantor, the rights and privileges herein conferred upon that Guarantor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This Contribution Agreement shall not be amended without the prior written consent of the Agent.

      SECTION 11. Termination. This Contribution Agreement, as it may be modified or amended from time to time, shall remain in effect, and shall not be terminated as to the Guaranty Agreement, until the Guaranty Agreement has been discharged or otherwise satisfied in accordance with its terms.

      SECTION 12. CHOICE OF LAW. THIS CONTRIBUTION AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

      SECTION 13. Counterparts. This Contribution Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

      SECTION 14. Additional Guarantors. Upon execution and delivery, after the date hereof, by Agents and a Subsidiary of the Borrower of a Supplement to Contribution Agreement in the form of Exhibit "I" to the Credit Agreement, such Subsidiary of the Borrower shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

      SECTION 15. Severability. In case any provision in or obligation under this Contribution Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to any Guarantor, addressed to it at the address set forth for such party in the Guaranty Agreement, and if to any other party, at the address set forth for such party in the Credit Agreement. All such notices and other communications shall be given and deemed to have been received as provided by the terms of the Credit Agreement.

     IN WITNESS WHEREOF, the Borrower, the Guarantors, and the Agent have duly executed this Contribution Agreement as of the day and year first above written.

                                    BORROWER:

                          AS OFFICERS, DIRECTORS AND/OR
                          AUTHORIZED SIGNATORIES OF EACH
                          OF THE MATERIAL SUBSIDIARIES
                          SHOWN ON EXHIBIT "A" ATTACHED
                          HERETO

                                    By:_______________________________
                                       Thomas Avallone,
                                         Executive Vice President

Address for Notices:
7380 Sand Lake Road, Suite 600
Orlando, Florida  32819

                                          ADMINISTRATIVE AGENT:

                                          SUNTRUST BANK, CENTRAL
                                          FLORIDA, NATIONAL ASSOCIATION

                                          By:___________________________
                                          Name:_________________________
                                          Title:________________________

                                   EXHIBIT "D"

                         FORM OF REVOLVING CREDIT NOTE

March ____, 1998                                            $ ________________
                                                  ____________, ______________

      FOR VALUE RECEIVED, the undersigned, PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ___________________, a ______________, (the "Bank") at the office of the Bank at
__________________________________________, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds, in lawful money of the United States of America, except in the case of a Multi-currency Loan, in which event payment shall be in the Available Foreign Currency in which such Multicurrency Loan was made, on the sooner of (i) the Termination Date (as defined in the Agreement hereinafter described), or (ii) acceleration of this indebtedness as hereinafter provided, the lesser of (i) the principal sum of ____________________________ AND 00/100 DOLLARS ($_________) or
(ii) so much thereof as shall have been from time to time disbursed hereunder by the Bank in accordance with that certain Amended and Restated Revolving Credit Agreement dated as of March _____, 1998 (as amended, modified or supplemented, the "Agreement") by and among the Borrower, the Bank, and the other Lenders which are parties thereto from time to time, and not theretofore repaid, as shown on the grid schedule attached hereto (the "Grid Schedule").

      In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder from time to time from the date of each disbursement until paid at such simple rates of interest per annum and upon such dates and calculated on such basis as provided for in the Agreement. Such interest is to be paid to the Bank at its office set forth above.

      This Revolving Credit Note ("Note") evidences a loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

      Bank shall at all times have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other Obligations of Borrower to the Bank. The payment of any indebtedness evidenced by this Note prior to the Termination Date or demand shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys' fees if collected by or through an attorney-at-law.

      Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the Grid Schedule shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such advance was made and borrowed under the Agreement. Such account records or Grid Schedule shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank or any holder hereof to record on the Grid Schedule or in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

      Upon the existence or occurrence of any Event of Default as defined in the Agreement, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement.

      Prepayment of the Note in part or in whole is permitted subject to the conditions set forth in the Agreement.

      Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Florida, without regard to conflict of law principles. Time is of the essence of this Note.

      PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

      Executed under hand and seal of the Borrower as of the day and year first above written on this ____ day of March, 1998.

                                    PLANET HOLLYWOOD INTERNATIONAL,
                                    INC.

                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________

                                 GRID SCHEDULE

                             REVOLVING CREDIT NOTE
                           ADVANCES BEARING INTEREST
                              AT LIBOR (1 MONTH)

================================================================================
                                                     Unpaid
                                                    Principal
                                  Amount of     Bearing Interest
                    Amount of      Advance        at the Above-      Notation
 Date   Due Date     Advance       Repaid        Referenced Rate      Made by
====== ========== ============= ============= ==================== =============

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                                       10

                                 GRID SCHEDULE

                             REVOLVING CREDIT NOTE
                           ADVANCES BEARING INTEREST
                              AT LIBOR (2 MONTHS)

================================================================================
                                                     Unpaid
                                                    Principal
                                  Amount of     Bearing Interest
                    Amount of      Advance        at the Above-      Notation
 Date   Due Date     Advance       Repaid        Referenced Rate      Made by
====== ========== ============= ============= ==================== =============

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                                       11

                                 GRID SCHEDULE

                             REVOLVING CREDIT NOTE
                           ADVANCES BEARING INTEREST
                              AT LIBOR (3 MONTHS)

================================================================================
                                                     Unpaid
                                                    Principal
                                  Amount of     Bearing Interest
                    Amount of      Advance        at the Above-      Notation
 Date   Due Date     Advance       Repaid        Referenced Rate      Made by
====== ========== ============= ============= ==================== =============

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                                       12

                                  GRID SCHEDULE

                              REVOLVING CREDIT NOTE
                            ADVANCES BEARING INTEREST
                               AT LIBOR (6 MONTHS)

================================================================================
                                                     Unpaid
                                                    Principal
                                  Amount of     Bearing Interest
                    Amount of      Advance        at the Above-      Notation
 Date   Due Date     Advance       Repaid        Referenced Rate      Made by
====== ========== ============= ============= ==================== =============

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                                       13

                                  GRID SCHEDULE

                              REVOLVING CREDIT NOTE
                            ADVANCES BEARING INTEREST
                       AT FOREIGN CURRENCY RATE (1 MONTH)

================================================================================
                                  Available                 Unpaid
                                   Foreign                 Principal
                                  Currency    Amount of     Bearing
                    Amount of     in which     Advance    Interest at  Notation
 Date   Due Date     Advance        Made       Repaid     Above Rate    Made by
====== ========== ============= ============ =========== ============ ==========

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                                       14

                                  GRID SCHEDULE

                              REVOLVING CREDIT NOTE
                            ADVANCES BEARING INTEREST
                       AT FOREIGN CURRENCY RATE (2 MONTHS)

================================================================================
                                  Available                 Unpaid
                                   Foreign                 Principal
                                  Currency    Amount of     Bearing
                    Amount of     in which     Advance    Interest at  Notation
 Date   Due Date     Advance        Made       Repaid     Above Rate    Made by
====== ========== ============= ============ =========== ============ ==========

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                                       15

                                  GRID SCHEDULE

                              REVOLVING CREDIT NOTE
                            ADVANCES BEARING INTEREST
                       AT FOREIGN CURRENCY RATE (3 MONTHS)

================================================================================
                                  Available                 Unpaid
                                   Foreign                 Principal
                                  Currency    Amount of     Bearing
                    Amount of     in which     Advance    Interest at  Notation
 Date   Due Date     Advance        Made       Repaid     Above Rate    Made by
====== ========== ============= ============ =========== ============ ==========

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                                       16

                                   EXHIBIT "E"

                           [Form of Pledge Agreement]

                                   EXHIBIT "F"

                                     FORM OF
                               CLOSING CERTIFICATE

      Pursuant to Section 5.1 of the Amended and Restated Revolving Credit Agreement dated as of March ____, 1998 (the "Credit Agreement") among PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Administrative Agent, and the other banks and the lending institutions listed on the signature pages thereto, the undersigned in their respective capacities as officers, directors, or authorized signatories of the Borrower and each Material Subsidiary hereby certify to the Lenders and the Administrative Agent as follows (capitalized terms used herein having the same meanings as assigned to such terms in the Credit Agreement):

      1. All representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof.

      2. After giving effect to the Loans to be made to the Borrower pursuant to the Credit Agreement on the date hereof, no Default or Event of Default has occurred and is continuing and no condition, event, act or omission which, with the giving of notice or the lapse of time or both, would constitute a Default or Event of Default which under the Credit Agreement or any other Credit Documents has occurred and is continuing or exists as of the date hereof.

      3. As of the date hereof, the Borrower and each Material Subsidiary has complied with all its duties and obligations and all of the conditions set forth in the Credit Agreement and each of the other Credit Documents executed by each of them, in connection with the Credit Document.

      4. Since the date of the audited financial statements of the Consolidated Companies described in Section 6.3 of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Materially Adverse Effect.

      5. Except as may be described on Schedule 6.5 of the Credit Agreement, no action or proceeding has been instituted or is pending before any court or other governmental authority, or, to the knowledge of the Borrower, threatened (i) which reasonably could be expected to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Credit

            Party's ownership or operation of any portion of its businesses or assets, where such portion or portions of such businesses or assets, as the case may be, constitute a material portion of the total businesses or assets of the Consolidated Companies.

      6. The Loans to be made on the date hereof are being used solely for the purposes provided in the Credit Agreement, and such Loans and use of proceeds thereof will not contravene, violate or conflict with, or involve the Administrative Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority, applicable to the Borrower.

      7. The conditions precedent set forth in Sections 5.1 and 5.2 of the Credit Agreement have been or will be satisfied (or have been waived pursuant to the terms of the Credit Agreement) prior to or concurrently with the making of the Loans under the Credit Agreement on the date hereof.

      8. As a follow-up to paragraph 7 above, the Borrower has successfully completed the offering of the 1998 Senior Subordinated Debt Issue and said offering has yielded to the Borrower gross proceeds of $250,000,000.00, has been issued at a coupon of 12.0%, and has received a subordinated debt rating of B2 by Moody's and CCC+ by S&P.

      9. The execution, delivery and performance by the Credit Parties of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

      10. Each of the Credit Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consents or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

      This Certificate executed and delivered on behalf of the Borrower and the Material Subsidiaries this _______ day of March, 1998.

                                          PLANET HOLLYWOOD
                                          INTERNATIONAL, INC.

                                          By:___________________________
                                             Thomas Avallone,
                                               Executive Vice President

                                          AS OFFICERS, DIRECTORS AND/OR
                                          AUTHORIZED SIGNATORIES OF EACH
                                          OF THE MATERIAL SUBSIDIARIES
                                          SHOWN ON EXHIBIT "A" ATTACHED
                                          HERETO


                                          By:___________________________
                                             Thomas Avallone
                                               Executive Vice President

                                   EXHIBIT "A"

Planet Hollywood (Aspen), Inc.
Planet Hollywood (Atlantic City), Inc.
Planet Hollywood (Chefs), Inc. [f/k/a Planet Hollywood
  (Nashville), Inc.]
Planet Hollywood (Chicago), Inc.
Planet Hollywood (Honolulu), Inc.
Planet Hollywood (London), Inc. [f/k/a Planet Hollywood
  (Seattle), Inc.]
Planet Hollywood (LP), Inc.
Planet Hollywood (Mail Order), Inc. [f/k/a Planet Hollywood
  (Denver), Inc.]
Planet Hollywood (Maui), Inc.
Planet Hollywood (New Orleans), Inc.
Planet Hollywood (New York City), Inc.
Planet Hollywood (Orlando), Inc.
Planet Hollywood (Paris), Inc.
Planet Hollywood (Phoenix), Inc.
Planet Hollywood (Region I), Inc. [f/k/a Planet Hollywood
  (Miami), Inc.]
Planet Hollywood (Region II), Inc. [f/k/a Planet Hollywood
  (Atlanta), Inc.]
Planet Hollywood (Region III), Inc., [f/k/a Planet Hollywood
  (Washington), Inc.]
Planet Hollywood (Region IV), Inc.
Planet Hollywood (Region VI), Inc.
Planet Hollywood (Region VII), Inc. [f/k/a Planet Hollywood (San
  Diego), Inc.; successor by merger to Planet Hollywood (Beverly
  Hills), Inc.]
Planet Hollywood (Tel Aviv), Inc.
Planet Hollywood (Theatres), Inc.
Planet Hollywood (Warehouse), Inc.
Planet Hospitality Holdings, Inc.

All Star Cafe International, Inc.
All Star Cafe (New York), Inc.
Authentic All Star, Inc.
Official All Star Cafe, Inc.
Corner Enterprises, Inc.
EBCO Management, Inc.

                                   EXHIBIT "G"

                               FORM OF OPINION OF
                               BORROWER'S COUNSEL

                                March ____, 1998

The Lenders parties to the Credit Agreement hereinafter referred to

- and -

SunTrust Bank, Central Florida, National Association, and The Bank of Nova Scotia as Agents for the Lenders

      Re: Amended and Restated Revolving Credit Agreement dated as of March _____, 1998, among Planet Hollywood International, Inc., SunTrust Bank, Central Florida, National Association, and The Bank of Nova Scotia, SunTrust Bank, Central Florida, National Association, as Administrative Agent thereunder and The Bank of Nova Scotia as Syndication Agent thereunder (the "Credit Agreement")

Ladies and Gentlemen:

      We have acted as counsel for Planet Hollywood International, Inc., a Delaware corporation ("Borrower"), and the entities referred to in Exhibit "A" (collectively, together with Borrower, the "Credit Parties"), in connection with the preparation, negotiation, execution and delivery of the following documents (collectively, the "Credit Documents"):

            1.  The Credit Agreement
            2.  The Revolving Credit Notes
            3.  The Subsidiary Guaranty Agreement
            4.  The Contribution Agreement
            5.  The Assignment and Acceptance Agreement
            6. The Pledge Agreement and documents related thereto such as ________ stock powers
            7. The Security Agreement and documents relating thereto such as UCC-1 Financing Statements
            8.  The Mortgage Documents

      This opinion is furnished pursuant to Section 5.1 of the Credit Agreement. Capitalized terms used, and not otherwise defined herein, shall have the meaning given such terms in the Credit Agreement.

      You have requested our opinion on matters hereinafter set forth:

A. DOCUMENTS EXAMINED:

      As counsel to the Credit Parties, we have examined the original or a copy, certified or otherwise identified to our satisfaction as a true copy, of each of the following certificates, instruments and documents:

      1.    The Credit Documents;

      2. The representations and warranties given by the Credit Parties in the Credit Documents and the certificates and other documents delivered by the officers of the Credit Parties thereunder;

      3. Articles of Incorporation or Charter of each of the Credit Parties, in each case, certified by the Secretary of State of the State of incorporation;

      4. Certificates of Good Standing with respect to each of the Credit Parties issued, in each case, by the Secretary of State of the State of incorporation;

      5. Copies of the By-Laws and of the corporate resolutions authorizing the Credit Documents, in each case, certified by the Secretary or Assistant Secretary of the respective Credit Parties;

      6. The certificate of (a) Thomas Avallone, the Executive Vice President of the Borrower and an officer of each of the other Credit Parties except Planet Hollywood (Region V), Inc., Karmalanne, Inc., Meant 2 Be, Inc., Rocky Pit, Inc. and Ten Alps, Inc.; (b) Brian Hood, President of Planet Hollywood (Region V), Inc. and (c) Anne Vercheski, President of Karmalanne, Inc., Meant 2 Be, Inc., Rocky Pit, Inc. and Ten Alps, Inc.

      In our capacity as counsel to the Credit Parties, we have participated in the negotiation and preparation of, and have assisted the Credit Parties in their activities relative to, the transactions contemplated by, or referred to in, the Credit Documents. Furthermore, we have examined such corporate documents and records of the Credit Parties, and certificates and records of public officials, and received such information and certificates from officers, employees and representatives of the Credit Parties and have examined such other documents, records and other instruments and made such investigations of law as we have deemed necessary and relevant as the basis for this opinion.

B. OPINIONS:

      Based solely upon the foregoing and subject to the assumptions, limitations, qualifications and exceptions hereinafter set forth, we are of the following opinions:

            1. Each of the Credit Parties (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) has the corporate power and authority to own and operate its property and to conduct its business as now conducted, and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where, to the best of our current actual knowledge, the ownership of its property or the conduct of its business requires such qualification and where, to the best of our current actual knowledge, the failure so to qualify would have a Materially Adverse Effect.

            2. Each of the Credit Parties has the corporate power and authority to conduct its business as now conducted and to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents.

            3. No consent, approval or authorization of, or registration, declaration or filing with, any United States federal, state, local or other governmental authority is required to be obtained by the Credit Parties in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents or the use of the proceeds of the Revolving Loans made under the Credit Agreement.

            4. The execution, delivery and performance by each of the Credit Parties of the Credit Documents to which it is a party do not and will not violate any existing Requirement of Law applicable to such Credit Party (including without limitation its certificate or articles of incorporation or its bylaws) or any of the listed Contractual Obligations (unless appropriate waivers of such violations have been obtained by the applicable Credit Party), or, to the best of our current actual knowledge, any other existing Contractual Obligation of such Credit Party (unless appropriate waivers of such violations have been obtained by the applicable Credit Party), and do not and will not result in the creation or imposition of any Lien on any of its properties or revenues pursuant to any existing Requirement of Law applicable to such Credit Party (including without limitation its certificate or articles of incorporation or its bylaws) or any of the Listed Contractual Obligations or, to the best of our current actual knowledge, any other existing Contractual Obligation of such Credit Party.

            5. Each of the Credit Parties has duly authorized, executed and delivered each Credit Document to which it is a party. Each of the Credit Documents constitutes the legal, valid and binding obligations of each of the Credit Parties that is a party thereto, enforceable against each such Credit Party in accordance with its terms.

            6. There is no litigation, investigation or proceeding of or before any court, tribunal, arbitrator or governmental authority pending or, to the best of our current actual knowledge, threatened by or against any of the Credit Parties or against any of their respective properties or revenues (a) with respect to the Credit Documents or any of the transactions contemplated thereby or (b) which, if adversely determined, would be reasonably expected to have a Materially Adverse Effect.

            7. None of the Credit Parties is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            8. The making of any Revolving Loans and/or Term Loans under the Credit Agreement and the application of the proceeds thereof as provided in the Credit Agreement do not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            9. The Borrower owns the percentage of the issued and outstanding common stock of the other Credit Parties as reflected on the attached Exhibit "A".

            10. We have counseled with the Credit Parties as to the matters in the Credit Documents and, with regard to Credit Parties, the legal significance of their representations and warranties contained therein, and in the course thereof, or otherwise, nothing has come to our attention which has caused us to conclude that any representation or warranty made by Borrower or any other Credit Party in any of the Credit Documents is inaccurate or incomplete.

C. ASSUMPTIONS:

      The opinions set forth above are subject to the following assumptions:

            1. That all documents submitted to us as originals are authentic and contain genuine signatures, other than those of the Credit Parties, and that all documents submitted to us as certified or photostatic copies conform to the original counterparts of such documents. In making our examination of the Credit Documents executed by individuals or entities other than the Credit Parties, we have assumed that each such individual or entity had the power to enter into and perform all its obligations thereunder and have also assumed the due authorization by each such entity of all requisite action and the due execution and delivery of such documents by each such individual or entity.

            2. That the Lenders and the Administrative Agent and the Syndication Agent, as the case may be, are qualified to enter into the Credit Documents and that said Credit Documents have been duly authorized, executed, and delivered by such parties to the extent required and constitute legal, valid and binding obligations of such parties, enforceable in accordance with their terms; and that the transactions contemplated by the Credit Documents comply with all statutory and regulatory provisions applicable to the Lenders and the Agent.

            3. That all funds disbursed to Borrower pursuant to the terms of the Credit Documents will be used by Borrower for the purposes provided in the Credit Agreement.

            4. That no addressees or their counsel are aware of any facts, laws, rules, regulations or ordinances of any State, local or municipal governmental or regulatory agencies that are contrary to, or cause them to doubt, the opinions expressed herein.

D. QUALIFICATIONS:

      The opinions expressed in this letter are based upon and subject to the qualifications, limitations, and exceptions set forth below:

            1. The enforceability of the rights and remedies of any party to any instrument or document against any other party thereto may be subject to any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally at the time in effect in the event of bankruptcy or insolvency of such other party or the applicability to such other party of such other laws affecting creditors' rights generally.

            2. We express no opinion that any particular provisions of any Credit Document will be enforceable by decree of specific performance or other equitable relief (including the availability of a deficiency judgment), or that the enforcement thereof may not be limited by defenses such as estoppel, waiver, and other equitable considerations (regardless of whether enforceability is considered in a proceeding in equity or at law).

            3. We express no opinion with respect to provisions in the Credit Documents authorizing unilateral or ex parte appointment of a receiver or provisions in which any Credit Party purports to waive statutory rights, the appointment of a receiver and the waiver of such rights being within the discretion of the court.

            4. Certain rights, remedies and waivers contained in the Credit Documents may be limited or rendered ineffective by applicable Florida laws or judicial decisions governing such provisions, but such laws and judicial decisions do not render the Credit Documents invalid as a whole, and, in the event of a material breach of a material covenant in the Credit Documents, the Lenders may exercise remedies that would be normally available to secured lenders.

            5. In rendering this opinion, we advise you that a Florida court may not strictly enforce certain covenants contained in the Credit Documents or allow acceleration of the maturity of the indebtedness evidenced by the Revolving Credit Notes if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances. We do believe, however, that subject to the limitations expressed elsewhere in this opinion, enforcement or acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the Credit Documents.

            6. We express no opinion concerning the effect of emerging theories of lender liability on the validity or enforceability of the Credit Documents to the extent such validity or enforceability may be impaired or affected by conduct of Lenders or Agent. We express no opinion concerning the effect of a court recharacterizing the transactions contemplated by the Credit Documents based upon the relationship of the Lenders and the Credit Parties being other than debtor-creditor.

            7. We express no opinion as to the specific enforceability in regard to certain covenants and provisions of the Credit Documents where the Lenders' or the Agent's enforcement of such covenants or provisions under the circumstances, or in the manner, would violate the Lenders' or the Agent's implied covenant of good faith and fair dealing, or would be commercially unreasonably.

            8. We express no opinion concerning the enforceability of any provisions contained in the Credit Documents to the extent such enforceability is dependent upon recording said documents with the Florida Secretary of State or in any other jurisdiction. We have not verified such recording or filing.

            9. The effect of Florida law, which provides that when a contract permits one party to a contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees.

            10. The enforceability under certain circumstances of provisions releasing a party from, or indemnifying a party against, liability for its own wrongful or negligent acts or where such release or indemnification is contrary to public policy.

            11. Limitations on the enforceability of a contract or any clause of a contract which the court finds to have been unconscionable at the time of enforcement or at the time it was made, or an unfair portion of an adhesion contract.

            12. We express no opinion as to the validity or enforceability of any provision of the Credit Documents that permits the Lenders or the Agent to collect a late charge or additional interest for late payment in the event of delinquency or default.

            13. We are licensed to practice law in the State of Florida. The opinions set forth herein are based solely on and are limited in all respects to the substantive laws of the State of Florida, the General Corporation Law of the State of Delaware, the corporation laws applicable to any of the Credit Parties organized and existing under the laws of states other than Florida and Delaware and the federal law of the United States in force and effect on the date hereof. Accordingly, we express no opinion as to matters governed by the laws of any other state or jurisdiction. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

            14. Whenever an opinion with respect to existence or absence of facts is qualified by the phrase "to the best of our current actual knowledge," we have advised you only as to such knowledge as we have obtained from (a) certificates or written representations of the Credit Parties or their respective officers, directors or employees, (b) interviews with responsible employees of the Credit Parties, and lawyers presently in our firm whom we have determined are likely, in the ordinary course of their respective duties, to have knowledge of the transactions contemplated by the Credit Documents and the matters covered by this opinion, and (c) such other investigation as we have deemed necessary as a result of the preceding subparagraphs (a) and (b). Except as otherwise set forth above, for purposes of this opinion, we have not made an independent review of any contract or agreement which may have been executed by or which may now be binding upon the Credit Parties, nor have we undertaken to review our internal files or any files of the Credit Parties, relating to transactions to which the Credit Parties may be a party, or to discuss the Credit Parties' transactions or business with any other lawyers in our firm.

            15. This opinion has been made solely for the benefit of the Lenders, the Agent, and such parties' counsel, and is to be limited in its use to reliance by the Agent and Lenders in consummating the transactions contemplated by the Credit Documents and Agent's counsel in rendering its legal opinion to the Agent. This opinion may not be relied upon by any other party, nor may all or portions of this opinion be quoted, circulated or referred to in any other document, nor may copies be delivered to any other person, without the express prior written consent of this firm. The opinions expressed herein are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

      Credit Parties have authorized us to deliver this opinion to you as is reflected in their letter to us which is attached hereto as Exhibit "B".

                                          Very Truly Yours,

                                          GRAY, HARRIS & ROBINSON, P.A.

                                   EXHIBIT "A"

                              MATERIAL SUBSIDIARIES

                                  See Attached.

                                   EXHIBIT "B"

                      AUTHORIZATION TO ISSUE LEGAL OPINION

                                  See Attached.

                                  EXHIBIT "H"

                        FORM OF JOINDER BY SUBSIDIARIES

                             JOINDER BY SUBSIDIARY

      The undersigned, being and constituting a Subsidiary of Planet Hollywood International, Inc. ("PHI, Inc."), does hereby join in and agree to be bound by all provisions applicable to such Subsidiary of that certain Amended and Restated Revolving Credit Agreement (the "Credit Agreement"), dated as of March ____, 1998, by and between SunTrust Bank, Central Florida, National Association, and The Bank of Nova Scotia, each individually and as Agent (the "Agent"), and the other Lenders from time to time parties thereto and PHI, Inc. with joinder by all existing Subsidiaries of PHI, Inc.

      The undersigned Subsidiary of PHI, Inc. hereby agrees to execute and deliver to the Agent a Supplement to Guaranty Agreement in the form of Exhibit I to the Credit Agreement and a Supplement to Contribution Agreement in the form of Exhibit J to the Credit Agreement.

      Dated this _____ day of March, 1998.

ATTEST:                                   [NAME OF SUBSIDIARY]

______________________________            By:___________________________
Name:_________________________               Name:______________________
Title:________________________               Title:_____________________

                                   EXHIBIT "I"

                                     FORM OF
                                  SUPPLEMENT TO
                          SUBSIDIARY GUARANTY AGREEMENT

      THIS SUPPLEMENT TO SUBSIDIARY GUARANTY AGREEMENT (this "Supplement"), dated as of _________________, 19__, made by _______________________, a
___________ corporation (whether one or more, collectively, the "Additional Guarantor"), in favor of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrative Agent for Lenders at any time parties to the Credit Agreement (as hereinafter defined) (the "Administrative Agent") and each assignee thereof becoming a "Lender" as provided therein (the "Lenders"; the Lenders and the Administrative Agent being collectively referred to herein as the "Guaranteed Parties").

                              W I T N E S S E T H:

      WHEREAS, PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the Lenders and the Administrative Agent are parties to a Amended and Restated Revolving Credit Agreement, dated as of March _____, 1998 (as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which the Lenders have made commitments to make loans to the Borrower;

      WHEREAS, certain Subsidiaries (the "Subsidiary Guarantors") of the Borrower have executed and delivered a Subsidiary Guaranty Agreement dated as of March ____, 1998(the "Subsidiary Guaranty") pursuant to which the Subsidiary Guarantors have agreed to guarantee all of the obligations of the Borrower under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement);

      WHEREAS, the Borrower, the Subsidiary Guarantors and the Additional Guarantor share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses; the Borrower provides certain centralized financial, accounting and management services to the Additional Guarantor; the making of the loans will facilitate expansion and enhance the overall financial strength and stability of the Borrower's corporate group, including the Additional Guarantor; and by virtue of intercompany advances and loans, the financial accommodations to the Borrower under the Credit Agreement shall inure to the direct and material benefit of the Additional Guarantor; and

      WHEREAS, it is a condition subsequent to the Lenders', obligation to make Loans to the Borrower under the Credit Agreement that the Additional Guarantor execute and deliver to the Administrative Agent this Supplement, and the Additional Guarantor desires to execute and deliver this Supplement to satisfy such condition subsequent;

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loans to the Borrower under the Credit Agreement, the Additional Guarantor hereby agrees as follows:

      1. Defined Terms. Capitalized terms not otherwise defined herein which are used in the Subsidiary Guaranty are used herein with the meanings given to such terms in the Subsidiary Guaranty and any capitalized terms not otherwise defined herein which are used in the Credit Agreement are used herein with the meanings given to such terms in the Credit Agreement.

      2. Additional Guarantor. The Additional Guarantor agrees that it shall be and become a Guarantor for all purposes of the Subsidiary Guaranty and shall be fully liable thereunder to the Administrative Agent and the other Guaranteed Parties to the same extent and with the same effect as though the Additional Guarantor had been one of the Guarantors originally executing and delivering the Subsidiary Guaranty. Without limiting the foregoing, the Additional Guarantor hereby jointly and severally (with respect to the guaranties made by the Subsidiary Guarantors under the Subsidiary Guaranty), irrevocably and unconditionally, guarantees the punctual and full payment when due, whether at stated maturity by acceleration or otherwise, of all Loans and all other Obligations owing by the Borrower to the Lenders and the Administrative Agent, or any of them, jointly or severally, under the Credit Agreement, the Notes and the other Credit Documents, including all renewals, extensions, modifications and refinancings thereof, now or hereafter owing, whether for principal, interest, fees, expenses or otherwise, and any and all reasonable out-of-pocket expenses (including reasonable attorneys' fees actually incurred and reasonable out-of-pocket expenses whether suit be brought or not, including reasonable attorneys' fees, costs and expenses if an appeal is taken) incurred by the Administrative Agent or any other Guaranteed Party in enforcing any rights under the Subsidiary Guaranty (as supplemented hereby), subject, however, to the limitations expressly provided in the Subsidiary Guaranty in Section 15 thereof. All references in the Subsidiary Guaranty to "Guarantors" or any "Guarantor", shall be deemed to include and to refer to the Additional Guarantor.

      3. Governing Law; Submission to Jurisdiction; Full Faith and Credit; Waiver of Jury Trial.

            (a) THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SUPPLEMENT, THE SUBSIDIARY GUARANTY OR OTHERWISE RELATED HERETO MAY BE BROUGHT IN THE CIRCUIT COURT OF ORANGE COUNTY OF THE STATE OF FLORIDA OR IN THE DISTRICT COURT OF THE UNITED STATES OF AMERICA FOR THE MIDDLE DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS SUPPLEMENT, THE ADDITIONAL GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE AGENT OR OTHER GUARANTEED PARTIES WITH RESPECT TO THIS SUPPLEMENT, THE SUBSIDIARY GUARANTY OR ANY DOCUMENT RELATED HERETO. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS SUPPLEMENT, THE SUBSIDIARY GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF SUCH AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL GUARANTOR IN ANY OTHER JURISDICTION.

            (c) TO THE EXTENT THAT ANY GUARANTEED PARTY OBTAINS ANY JUDGMENT AGAINST THE ADDITIONAL GUARANTOR UNDER THIS SUPPLEMENT AND THE SUBSIDIARY GUARANTY, THE ADDITIONAL GUARANTOR DOES HEREBY AGREE THAT SUCH JUDGMENT SHALL BE ENTITLED TO "FULL FAITH AND CREDIT" WITH THE SAME FORCE AND EFFECT AS IF SUCH JUDGMENT WAS RENDERED AGAINST SUCH ADDITIONAL GUARANTOR BY A COURT OR OTHER TRIBUNAL LOCATED IN THE DOMICILE OF SUCH ADDITIONAL GUARANTOR, IF DIFFERENT FROM THAT IN WHICH SUCH JUDGMENT IS RENDERED. THE ADDITIONAL GUARANTOR HEREBY AGREES TO THE VALIDITY AND ENFORCEABILITY OF ANY SUCH JUDGMENT AND SHALL NOT SEEK TO CHALLENGE OR "GO BEHIND" THE FACE OF SUCH JUDGMENT.

            (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADDITIONAL GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENT, THE SUBSIDIARY GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE GUARANTEED PARTIES TO EXTEND CREDIT TO OR OTHERWISE BECOME OR REMAIN A CREDITOR OF THE BORROWER. FURTHER, GUARANTORS HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE GUARANTEED PARTIES NOR ANY COUNSEL FOR THE GUARANTEED PARTIES HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT THE GUARANTEED PARTIES WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT OF JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE GUARANTEED PARTIES NOR COUNSEL FOR THE GUARANTEED PARTIES HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

      IN WITNESS WHEREOF, the Additional Guarantor has caused this Supplement to be duly executed and delivered under seal by its duly authorized officers as of the date first above written.

Address for Notices:          ADDITIONAL GUARANTOR:

                                    ____________________________
_______________________
_______________________
_______________________             By:_______________________________
                                       Name:__________________________
                                       Title:_________________________

                                    Attest:___________________________
                                            Name:_____________________
                                           Title:_____________________

                                   EXHIBIT "J"

                                     FORM OF
                      SUPPLEMENT TO CONTRIBUTION AGREEMENT

      SUPPLEMENT NO. __ dated as of ____________________, 19__, to the
CONTRIBUTION AGREEMENT dated as of March ____, 1998(the "Contribution Agreement") by and among PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation ("the Borrower"), each of the subsidiaries of the Borrower party thereto (together with any successors, referred to herein individually as a "Guarantor" and collectively as "Guarantors") and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Administrative Agent (the "Administrative Agent") for the Lenders parties to the Amended and Restated Revolving Credit Agreement dated as of March ____, 1998, among the Borrower, the Lenders and the Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement or the Contribution Agreement, as the case may be).

            Guarantors have entered into the Contribution Agreement in order to induce the Lenders to make the Loans. Pursuant to Section 7.10 of the Credit Agreement, each Material Subsidiary incorporated in the United States that was not in existence or not a Material Subsidiary or incorporated in the United States on the date thereof is required to enter into the Contribution Agreement as a Guarantor upon becoming a Material Subsidiary of the Borrower incorporated in the United States. Section 14 of the Contribution Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned ("New Guarantor") is a Subsidiary of the Borrower incorporated in the United States and is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Contribution Agreement in order to induce the Lenders to make additional Loans and as consideration for the Loans previously made.

      Accordingly, Administrative Agent and New Guarantor agree as follows:

      SECTION 1. Joinder to Contribution Agreement. In accordance with Section 14 of the Contribution Agreement, New Guarantor by its signature below becomes a Guarantor under the Contribution Agreement with the same force and effect as if originally named therein as a Guarantor, and New Guarantor hereby agrees to all the terms and provisions of the Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Contribution Agreement shall be deemed to include New Guarantor. The Contribution Agreement is hereby incorporated herein by reference.

      SECTION 2. Enforceability. This Supplement has been duly authorized, executed and delivered by New Guarantor and constitutes a legal, valid and binding obligation of New Guarantor, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      SECTION 3. Counterparts. This Supplement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

      SECTION 4. Effective Date. This Supplement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by New Guarantor and Administrative Agent.

      SECTION 5. Ratification of Contribution Agreement. Except as expressly supplemented hereby, the Contribution Agreement shall remain in full force and effect.

      SECTION 6. CHOICE OF LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

      SECTION 7. Severability. In case any provision in or obligation under this Supplement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      SECTION 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 16 of the Contribution Agreement. All communications and notices hereunder to New Guarantor shall be given to it at the address set forth under its signature.

      SECTION 9. Fees and Expenses. New Guarantor agrees to reimburse Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for Administrative Agent, whether suit be brought or not, and all reasonable attorneys' fees, costs and expenses if an appeal is taken.

      IN WITNESS WHEREOF, New Guarantor and Administrative Agent have duly executed this Supplement to Contribution Agreement as of the day and year first above written.

                                    NEW GUARANTOR:

                                    _________________________________

                                    By:______________________________
                                       Name:_________________________
                                       Title:________________________

                                    Address: _________________________
                                    _________________________________
                                    _________________________________

                                    ADMINISTRATIVE AGENT:

                                    SUNTRUST BANK, CENTRAL FLORIDA,
                                    NATIONAL ASSOCIATION, as
                                    Administrative Agent

                                    By:______________________________
                                       Name:_________________________
                                       Title:________________________

                                    EXHIBIT K

                 LEGAL DESCRIPTION OF HEADQUARTERS REAL PROPERTY

BEGIN at the most Westerly corner of Block "A", as shown on SOUTHPARK UNIT FOUR, as recorded in Plat Book 20, Page 137, Public Records of Orange County, Florida; thence run North 44 degrees 32 minutes 05 seconds East 285.07 feet along the Westerly boundary of said Block "A"; thence run North 14 degrees 31 minutes 46 seconds East 775.29 feet to the Northwest corner of said Block "A"; thence run North 89 degrees 25 minutes 24 seconds East 163.55 feet along the Northerly boundary of said Block "A" to the beginning of a tangent curve concave Southwesterly, having a radius of 566.20 feet and an intersection angle of 79 degrees 32 minutes 29 seconds; thence run Southeasterly 786.03 feet along the arc of said curve and said Northerly boundary to the end of said curve; thence run South 11 degrees 02 minutes 07 seconds East 25.00 feet along the Easterly boundary of said Block "A" to a 4" X 4" concrete monument with disc stamped "LS 1585 LS 1819" LS 3186"; thence run South 78 degrees 57 minutes 53 seconds West
466.65 feet to a 4" X 4" concrete monument with disc stamped "LS 1585 LS 1819" LS 3186", said 4" X 4" concrete monument being on a nontangent curve concave Westerly and having a radius of 1000.00 feet; thence from a tangent bearing of South 00 degrees 11 minutes 01 seconds East, run Southerly 410.34 feet along the arc of said curve through a central angle of 23 degrees 30 minutes 39 seconds to a 4" X 4" concrete monument with disc stamped "LS 1585 LS 1819" LS 3186" at the end of said curve; thence run South 11 degrees 30 minutes 00 seconds West 50.00 feet to a 4" X 4" concrete monument with disc stamped "LS 1585 LS 1819" LS 3186" being on the Northerly right-of-way line of Commodity Circle as shown on the aforesaid plat of SOUTHPARK UNIT FOUR, said Northerly right-of-way line being a nontangent curve concave Southerly and having a radius of 450.04 feet; thence from a tangent bearing of North 78 degrees 30 minutes 20 seconds West, run Westerly 405.00 feet along the arc of said curve and said Northerly right-of-way line though a central angle of 51 degrees 33 minutes 42 seconds to the most Easterly corner of Block "B" as shown on said SOUTHPARK UNIT FOUR; thence run North 45 degrees 27 minutes 55 seconds West 56.99 feet to the most Northerly corner of said Block "B"; thence run South 44 degrees 32 minutes 05 seconds West
22.00 feet to the most Westerly corner of said Block "B"; thence run North 45 degrees 27 minutes 55 seconds West 195.06 feet to the Point of Beginning.

CONTAINING: 13.937 Acres, more or less.

                                   EXHIBIT "L"

                          [Form of Security Agreement]